SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                October 25, 2000


                              HARDIN BANCORP, INC.
              -----------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


          Delaware                     0-26560                   43-1719104
      ----------------           ---------------------         --------------
      (State or other            (Commission File No.)          (IRS Employer
       Jurisdiction of                                          Identification
       Incorporation)                                               Number)


                201 Northeast Elm Street, Hardin, Missouri 64035
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (660) 398-4312
                                                           --------------

                                       N/A
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events
         ------------

         On October 25, 2000, Hardin Bancorp, Inc., ("Hardin Bancorp") entered into an Agreement and Plan of Merger (the "Agreement") with Dickinson Financial Corporation ("Dickinson Financial"). Under the terms of the Agreement, a subsidiary of Dickinson Financial will be merged into Hardin Bancorp and all shares of Hardin Bancorp will be cancelled. Pursuant to the Agreement, each share of common stock of Hardin Bancorp that is issued and outstanding at the effective time of the merger (other than shares of common stock held in treasury or held by Dickinson Financial, which shares will be canceled without payment of any consideration, and other than shares for which appraisal rights have properly been demanded) will be converted into the right to receive $21.75 in cash per share. Each option to purchase Hardin Bancorp's common stock shall be converted into the right to receive in cash an amount equal to the difference (if a positive number) between $21.75 and the exercise price of the option.

         In connection with the transaction, Hardin Bancorp's wholly owned subsidiary, Hardin Federal Savings Bank, a federal savings bank, would merge into Bank Midwest, N.A., a national banking association and wholly-owned subsidiary of Dickinson Financial.

         Consummation of the merger is subject to the satisfaction of certain conditions, including approval by Hardin Bancorp's shareholders and the receipt of all required regulatory approvals. It is anticipated that the transaction will be completed during the first quarter of 2001.

         Hardin Bancorp publicly announced the proposed merger in a press release dated October 26, 2000, a copy of which is attached hereto as Exhibit 99.

         The summary of the Agreement provided in this report is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as exhibit 2.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits
         --------------------------------------------------------------------
         The following Exhibits are filed as part of this report:

Exhibit No.                Description
-----------                -----------

2 Agreement and Plan of Merger by and among Dickinson Financial Corporation and Hardin Bancorp, Inc. dated as of October 25, 2000

99                         Press Release of Hardin Bancorp, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      HARDIN BANCORP, INC.



DATE: November 7, 2000                By:  /s/ Robert W. King
                                           -------------------------------------
                                           Robert W. King
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

The following Exhibits are filed as part of this report:

Exhibit     Description
-------     -----------

  2 Agreement and Plan of Merger by and among Dickinson Financial Corporation and Hardin Bancorp, Inc. dated as of October 25, 2000

  99        Press Release of Hardin Bancorp, Inc.

                                TABLE OF CONTENTS


Article I.    The Merger....................................................................................1

   Section 1.01    Structure of the Merger..................................................................1

   Section 1.02    Status and Conversion of Shares in the Merger............................................1

   Section 1.03    Exchange Procedures......................................................................2

   Section 1.04    Stock Options; Restricted Stock..........................................................3

   Section 1.05    Directors and Officers of the Surviving Corporation at Effective Time....................4

   Section 1.06    Certificate of Incorporation and Bylaws of the Surviving Corporation.....................4

   Section 1.07    Dissenters' Rights.......................................................................4

   Section 1.08    Related Mergers..........................................................................4

   Section 1.09    Alternate Structure......................................................................5

Article II.   Stockholders' Equity at Closing...............................................................5

   Section 2.01    Adjusted Stockholders' Equity............................................................5

   Section 2.02    Valuation of Assets......................................................................5

   Section 2.03    Valuation of Liabilities.................................................................6

Article III.  Representations and Warranties................................................................6

   Section 3.01    Disclosure Letters.......................................................................6

   Section 3.02    Standards................................................................................7

   Section 3.03    Representations and Warranties of Seller.................................................7

   Section 3.04    Representations and Warranties of Buyer.................................................19

Article IV.   Conduct Pending the Merger...................................................................22

   Section 4.01    Conduct of Seller's Business Prior to the Effective Time................................22

   Section 4.02    Forbearance by Seller...................................................................24

   Section 4.03    Conduct of Buyer's Business Prior to the Effective Time.................................26

Article V.    Covenants....................................................................................27

   Section 5.01    Acquisition Proposals...................................................................27

   Section 5.02    Certain Policies and Actions of Seller..................................................27

   Section 5.03    Access and Information..................................................................28

   Section 5.04    Certain Filings, Consents and Arrangements..............................................29

   Section 5.05    Additional Actions......................................................................29

   Section 5.06    Publicity...............................................................................29

   Section 5.07    Stockholders Meeting....................................................................29

   Section 5.08    Proxy Statement.........................................................................30

   Section 5.09    Notification of Certain Matters.........................................................30

   Section 5.10    Employees and Benefit Plans.............................................................30

   Section 5.11    Indemnification.........................................................................32




   Section 5.12    Acquisition Sub.........................................................................33

Article VI.   Conditions to Consummation...................................................................33

   Section 6.01    Conditions to Each Party's Obligations..................................................33

   Section 6.02    Conditions to the Obligations of Buyer..................................................34

   Section 6.03    Conditions to the Obligations of Seller.................................................34

Article VII.     Data Processing...........................................................................35

   Section 7.01    Sample Data.............................................................................35

   Section 7.02    Information for Check Ordering..........................................................35

   Section 7.03    Installation of Data Circuits...........................................................35

Article VIII.    Termination...............................................................................35

   Section 8.01    Termination.............................................................................35

   Section 8.02    Termination Fee.........................................................................36

   Section 8.03    Effect of Termination...................................................................36

Article IX.   Closing and Effective Time...................................................................36

   Section 9.01    Effective Time..........................................................................36

   Section 9.02    Deliveries at the Closing...............................................................37

Article X.    Certain Other Matters........................................................................37

   Section 10.01   Certain Definitions; Interpretation.....................................................37

   Section 10.02   Survival................................................................................37

   Section 10.03   Waiver; Amendment.......................................................................37

   Section 10.04   Counterparts............................................................................37

   Section 10.05   Governing Law...........................................................................38

   Section 10.06   Expenses................................................................................38

   Section 10.07   Notices.................................................................................38

   Section 10.08   Entire Agreement, Etc...................................................................38

   Section 10.09   Specific Performance....................................................................38

   Section 10.10   Successors and Assigns; Assignment......................................................39


Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


                          AGREEMENT AND PLAN OF MERGER

         This is an Agreement and Plan of Merger, dated as of the 25th day of October, 2000 ("Agreement"), by and among DICKINSON FINANCIAL CORPORATION, a Missouri corporation ("Buyer"), and HARDIN BANCORP, INC., a Delaware corporation ("Seller").

                             Introductory Statement

         The Board of Directors of each of Buyer and Seller (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of Buyer and Seller, respectively, and in the best interests of their respective stockholders and (ii) has approved, at meetings of each of such Boards of Directors, this Agreement.

         Buyer and Seller desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

         Buyer  will  organize  a  new  wholly-owned   subsidiary  of  Buyer  to
facilitate the business combination contemplated hereby.

         In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                          Article I. The Merger Section

1.01 Structure of the Merger.

         Prior to the Effective Time (as defined in Section 9.01), Buyer will establish a new wholly-owned subsidiary ("Acquisition Sub"). At the Effective Time, Acquisition Sub will merge with and into Seller ("Merger"), with Seller being the surviving corporation of the Merger (the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided in, the Delaware General Corporation Law ("DGCL"). Upon consummation of the Merger, the separate corporate existence of Acquisition Sub shall cease. Seller, as the Surviving Corporation, shall continue to be governed by the laws of the State of Delaware and its separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. The name of the Surviving Corporation shall be Hardin Bancorp, Inc. From and after the Effective Time, the Surviving Corporation shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Acquisition Sub, all as more fully described in the DGCL.

Section 1.02      Status and Conversion of Shares in the Merger.

         a) Effect on Shares of Seller Common Stock. By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock of Seller ("Seller Common Stock") that is issued and outstanding at the Effective Time, other than Excluded Shares (as defined below), shall be canceled and cease to be outstanding and shall be converted into and become the right to receive $21.75 in cash (the "Merger Consideration"). After the Effective Time, no dividends or other distributions made or payable by Seller shall accrue for the benefit of, any Seller Common Stock.

         "Excluded Shares" shall consist of (i) shares of Seller Common Stock as to which the respective holders thereof have properly demanded appraisal rights and have not failed to perfect, have not effectively withdrawn and have not lost their rights to appraisal and payment pursuant to any applicable law providing for dissenters' or appraisal rights (the "Dissenters' Shares"), (ii) shares held by Seller as treasury stock and (iii) shares held by Buyer. After the Effective Time, no dividends or other distributions made or payable by Seller shall accrue

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


for the benefit of, any Dissenters' Shares, and no interest shall accrue with respect to payments due to the holders of Dissenters' Shares, unless such accruals are required by the provisions of the DGCL. Each option to purchase Seller Common Stock granted pursuant to the Seller's stock option plan, outstanding immediately prior to the Effective Time, shall be cancelled in exchange for the right to receive cash payments as set forth in Section 1.04.

         b) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. In addition, no Dissenters' Shares shall be converted into the Merger Consideration pursuant to this Section 1.02 but instead shall be treated in accordance with the procedures set forth in Section 1.07 of this Agreement.

         c) At and as of the Effective Time of the Merger, each share of Acquisition Sub shall be converted into one share of Common Stock , $.01 par value, of the Surviving Corporation.

Section 1.03      Exchange Procedures.

         a) Appropriate transmittal materials ("Letter of Transmittal") shall be mailed by the Paying Agent (as defined in Section 1.03c)) as soon as reasonably practicable after the Effective Time, and in no event later than five (5) business days thereafter, to each holder of record of Seller Common Stock, other than holders of Excluded Shares, as of the Effective Time. A Letter of Transmittal will be deemed properly completed by holders of Seller Common Stock only if accompanied by certificates representing all shares of Seller Common Stock to be converted thereby, except as provided in Section 1.03h) below.

         b) At and after the Effective Time, each certificate ("Seller Certificate") previously representing shares of Seller Common Stock (except as specifically set forth in Section 1.02) shall represent only the right to receive the Merger Consideration multiplied by the number of shares of Seller Common Stock previously represented by the Seller Certificate.

         c) Prior to the Effective Time, Buyer shall select a bank or trust company, which may be a Subsidiary of Buyer, acceptable to Seller (Seller's approval shall not be required if Paying Agent is a Subsidiary of Buyer, which shall act as Paying Agent ("Paying Agent") for the benefit of the holders of shares of Seller Common Stock, for exchange in accordance with this Section
1.03. On or prior to the Effective Time, Buyer shall deposit or cause to be deposited, in trust with the Paying Agent, an amount of cash equal to the aggregate Merger Consideration that the holders of shares of Seller Common Stock shall be entitled to receive at the Effective Time pursuant to Section 1.02 hereof.

         d) The Letter of Transmittal (which shall be subject to the reasonable approval of Seller and Buyer) shall (i) specify that delivery shall be effected, and risk of loss of the Seller Certificates shall pass, only upon delivery of the Seller Certificates to the Paying Agent, (ii) specify that the shares of Seller Common Stock have been canceled, that the consideration to be paid for such shares shall be paid only upon delivery and surrender of such Seller
Certificates (except as provided in Section 1.03h) below), and that neither dividends nor interest shall accrue on the cash consideration payable after the Effective Time of the Merger, (iii) be in a form and contain any other provisions which are usual and customary in cash transactions of this nature, as Buyer may reasonably determine, and (iv) include instructions for use in effecting the surrender of the Seller Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Seller Certificates to the Paying Agent together with a properly completed and duly executed Letter of Transmittal, the holder of such Seller Certificates shall be entitled to receive

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


in exchange therefor a check in the amount equal to the cash that such holder has the right to receive pursuant to Section 1.02. As soon as practicable, but no later than 5 business days following receipt of the properly completed letter of Transmittal and any necessary accompanying documentation, the Paying Agent shall make payment of the Merger Consideration as provided herein. If there is a transfer of ownership of any shares of Seller Common Stock not registered in the transfer records of Seller, the Merger Consideration shall be issued to the transferee thereof if the Seller Certificates representing such Seller Common Stock are presented to the Paying Agent, accompanied by all documents required, in the reasonable judgment of Buyer and the Paying Agent, (x) to evidence and effect such transfer and (y) to evidence that any applicable stock transfer taxes have been paid.

         e) From and after the Effective Time, there shall be no transfers on the stock transfer records of Seller of any shares of Seller Common Stock. If, after the Effective Time, Seller Certificates are presented to Buyer, they shall be exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this
Section 1.03.

         f) Any portion of the  aggregate  amount of cash to be paid pursuant to
Section 1.02 that remains unclaimed by the stockholders of Seller for 12 months after the Effective Time shall be repaid by the Paying Agent to Buyer upon the written request of Buyer. After such request is made, any stockholders of Seller who have not theretofore complied with this Section 1.03 shall look only to Buyer for the Merger Consideration deliverable in respect of each share of Seller Common Stock such stockholder holds, as determined pursuant to Section
1.02 of this Agreement, without any interest, and subject to applicable abandoned property, escheat and similar laws. Notwithstanding the foregoing, neither the Paying Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of Seller Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         g) Buyer and the Paying Agent shall be entitled to rely upon Seller's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Seller Certificate, Buyer and the Paying Agent shall be entitled (i) to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto, or at Buyer's option (ii) to file a suit in interpleader against the competing parties, deposit the Merger Consideration due with respect to the disputed Seller Certificate with a court of competent jursidiction, and thereafter be discharged from any responsibility to the competing parties.

         h) If any Seller Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Seller Certificate to be lost, stolen or destroyed and, if required by the Paying Agent, the posting by such person of a bond in such amount as the Paying Agent may direct as indemnity against any claim that may be made against it with respect to such Seller Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Seller Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 1.02.

Section 1.04 Stock Options;  Restricted  Stock.

         a) At the Effective Time, each option to acquire shares of Seller Common Stock (a "Seller Option"), whether or not then vested or exercisable, granted pursuant to the Seller's Stock Option Plan (the "Seller Option Plan") that is then outstanding and unexercised shall be canceled and terminated and in lieu thereof the holders of such options shall be paid by Seller in cash in an amount equal to the product of (i) the number of shares of Seller Common Stock subject to such option at the Effective Time and (ii) an amount by which the Merger Consideration per share exceeds the exercise price per share of such option net of any cash which must be withheld under federal and state income and employment tax requirements. In the event that the exercise price of a Seller

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


Option is greater than the Merger Consideration, then at the Effective Time such Seller Option shall be canceled without any payment made in exchange therefore. At the Effective Time, the Seller Option Plan shall be deemed terminated

b) At the Effective Time, each share of restricted Seller Common Stock (the "Seller Restricted Stock"), whether or not then vested, granted pursuant to Seller's Recognition and Retention Plan (the "Seller Recognition and Retention Plan") that is then outstanding shall be canceled, and in lieu thereof the holders of such shall be paid by Seller in cash in an amount equal to the product of (i) the number of shares of Seller Restricted Stock outstanding at the Effective Time and (ii) the Merger Consideration, net of any cash which must be withheld under federal and state income and employment tax requirements. In addition, each holder of Seller Restricted Stock shall receive such holder's allocable share of dividends held by the Seller Recognition and Retention Plan with respect to such Seller Restricted Stock. At the Effective Time, the Seller Recognition and Retention Plan shall be deemed terminated.

Section 1.05 Directors and Officers of the Surviving Corporation at Effective Time. At the Effective Time, the directors and officers of the Surviving Corporation shall consist of the directors and officers of Acquisition Sub serving immediately prior to the Effective Time (a list of which is attached hereto as Exhibit A), each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

Section 1.06 Certificate of Incorporation and Bylaws of the Surviving Corporation. The certificate of incorporation and bylaws of Seller in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation from and after the Effective Time until amended as provided by law.

Section 1.07 Dissenters'  Rights.

         a) Buyer  shall  pay for any  Dissenters'  Shares  in  accordance  with
Section 262 of the DGCL providing for appraisal rights, and the holders thereof shall not be entitled to receive any Merger Consideration; provided, that if appraisal rights under such law with respect to any Dissenters' Shares shall have been effectively withdrawn or lost, such shares will thereupon cease to be treated as Dissenters' Shares and shall be converted into the right to receive the Merger Consideration pursuant to Section 1.02.

         b) Seller shall (i) give Buyer prompt written notice of the receipt of any notice from a stockholder purporting to exercise any dissenters' rights,
(ii) not settle nor offer to settle any demand for payment without the prior written consent of Buyer and (iii) not waive any failure to comply strictly with any procedural requirements of Section 262 of the DGCL.

Section 1.08 Related Mergers. Immediately following the Effective Time, Buyer anticipates that Buyer will cause Seller S&L (as defined in Section 3.03a)i) to be merged into Buyer Bank (as defined in Section 3.04a)i)) (the "Bank Merger") pursuant to a merger agreement substantially in the form attached as Exhibit C with such changes as Buyer may reasonably suggest. Concurrently with or at approximately the same time as Buyer files applications with the regulatory authorities for the necessary approvals for the Merger, Buyer will file applications for the necessary approvals for the Bank Merger so that it may become effective shortly after the Effective Time. Buyer Bank and Seller S&L shall enter into such Bank Merger Agreement and Seller agrees to cooperate with Buyer, and to use its power as the sole stockholder of Seller S&L to cause Seller S&L to cooperate with Buyer in any necessary preparations for the Bank Merger. Seller's and Seller S&L's cooperation shall include but not be limited to board approvals of the Bank Merger and the execution of merger documents; provided, however, that (i) neither Seller nor Seller S&L shall be requested to do any act in violation of any law or fiduciary duty; (ii) such Bank Merger shall not become effective

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


until after the Effective Time, (iii) there shall be no stockholder approval by Seller or Seller S&L of the Related Mergers until after the Effective Time, and
(iv) such Bank Merger Agreement will automatically terminate in the event of the termination of this Agreement prior to the Closing.

Section 1.09 Alternate Structure. Buyer reasonably believes that the structure described in this Article I will result in Buyer preserving as part of its tax basis any premium paid to the holders of Seller Common Stock and will not result in any tax on gain being due upon the subsequent Bank Merger. If Buyer comes to the reasonable conclusion that its expectations regarding the tax treatment of this structure will not be fulfilled, Buyer may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby, and the parties shall enter into such alternative transactions so long as (i) there are no adverse tax consequences to any of the stockholders, directors or officers of Seller as a result of such modification, (ii) the Merger Consideration, the treatment of stock options and restricted stock pursuant to Section 1.04, and the obligations under Section 5.10 and Section 5.11 are not thereby changed or reduced in amount because of such modification, (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals, (iv) it does not result in any representation or warranty of any party set forth in this Agreement becoming incorrect in any material respect, and (v) it does not diminish the benefits of any officer, director or employee of Seller pursuant to this Agreement or any separate agreement contemplated hereby.

                  Article II. Stockholders' Equity at Closing

Section 2.01 Adjusted Stockholders' Equity. Seller warrants and represents that the Adjusted Stockholders' Equity of Seller, consolidated with all of its Subsidiaries (as defined in Section 3.03a)i)), at the close of business on the day prior to the Effective Time shall be not less than $12,000,000. The Adjusted Stockholders' Equity shall be determined according to generally accepted accounting principles as they are applied to savings and loan associations and savings and loan association holding companies, with assets and liabilities valued, subject to the adjustments described below, as follows:

Section 2.02 Valuation of Assets. Seller's assets shall be valued in the following manner:

         a) Cash and Due. Cash items, cash-equivalent items, federal funds sold, and items in the process of collection shall be valued at their book value on Seller's books, including accrued interest not over 90 days past due;

         b) Loans. Loans shall be valued at their book values, plus accrued but unpaid interest which is not over 90 days past due, less any dealer reserve, less any unearned discount, and less any contingency reserves including a loan loss reserve greater than or equal to .40 % of gross loans;

         c) Investment Securities. Investment securities classified by Seller S&L as "Available for Sale" shall be valued at their fair market values, determined by market quotations issued by a reputable source acceptable to both parties no more than 10 days prior to the Effective Time, plus any accrued but unpaid interest not over 90 days past due, and investment securities classified by Seller S&L as "Held to Maturity" shall be valued at their book values on Seller S&L's books, plus any accrued but unpaid interest not over 90 days past due;

         d) Fixed Assets. Real and personal property shall be valued at book value on Seller S&L's books, net of all depreciation and any specific reserves; and

         e) Other Assets. Other assets shall be valued at their book values on Seller S&L's books, less any applicable depreciation as shown on Seller S&L's books, and less any contra-asset or liability accounts in the nature of contingency reserves

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


existing on Seller  S&L's books with  respect to any such  assets.

Section 2.03 Valuation of Liabilities.

         a) Deposit Liabilities. Deposit liabilities shall be valued at their book values on Seller S&L's books, plus all accrued but unpaid interest;

         b) Expense Items. Subject to subsections (d) and (e) below, all items of expense shall be accrued through the banking business day next preceding the Effective Time, based on the most recently available billing, or based on estimates if no related prior billing is available, and any expense estimates agreed between the parties shall be considered final between the parties, regardless of the amount of the actual billings, except in the event of a breach of a representation or warranty contained herein; and

         c) Other Liabilities. Subject to subsection (e) below, other liabilities shall be valued at their book value on Seller S&L's books, or in the case of contingent or unliquidated liabilities, at their reasonably estimated future cost, determined by agreement of Seller and Buyer, reduced to present value using an 8% discount rate.

         d) Fees. The fees due or paid to Seller's or Seller S&L's advisors, agents, attorneys, accountants, brokers or finders regarding this transaction (excluding any fee paid to Trident Securities for financial advisory services) shall be shown as a liability or expense in computing Adjusted Stockholder's Equity.

         e) Other Adjustments. In determining the Adjusted Stockholders' Equity of Seller, the following matters shall be disregarded: (i) any adjustments to assets, liabilities, reserves or accruals made pursuant to Section 5.02 hereof shall not be shown unless such requested adjustment is in Seller's ordinary or usual course of business as it existed prior to the execution of this Agreement,
(ii) any expenses, or estimated expenses, resulting from the early termination or cancellation of any agreements of the Seller that occur at the Effective Time under the terms of the agreement or that are made at the request of Buyer in anticipation of the Effective Time, and (iii) there shall be no accrual for payments to be made pursuant to Section 1.04 hereof or by reason of payments to be made pursuant to the severance benefits, Director Compensation Agreements, Officers' Compensation Agreements and other benefits specified by Section 5.10
(g), (h) and (i) hereof, to the extent that such payments exceed the normal accrual for past service.

                  Article III. Representations and Warranties

Section 3.01 Disclosure Letters. Prior to the execution and delivery of this Agreement, Seller and Buyer each shall have delivered to the other a letter (each, its "Disclosure Letter") setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to any or all of their respective representations and warranties (and making specific reference to the section or subsection, as the case may be, of this Agreement to which they relate); provided, that (a) no such fact, circumstance or event is required to be set forth in the Disclosure Letter as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards established by Section 3.02 except that Seller shall use its best efforts to set forth in the Disclosure Letter any fact, circumstance or event the disclosure of which is required to be set forth in Seller's Disclosure Letter having a negative financial impact of $25,000 or greater regardless of whether or not the standards established by Section 3.02 have been met, and (b) the mere inclusion of a fact, circumstance or event in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 3.02b)).

Section  3.02  Standards.

         a) No  representation  or  warranty  of  Seller or Buyer  contained  in
Section 3.03 or Section 3.04, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event unless, as a direct or indirect consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Section 3.03 or Section 3.04, as applicable, there is reasonably likely to exist a Material Adverse Effect. Seller's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken pursuant to this Agreement or in compliance with a written request of Buyer.

         b) As used in this Agreement, the term "Material Adverse Effect" means an effect which is material and adverse to the business, financial condition or results of operations of Seller and its Subsidiaries (as defined in Section 3.03a)i)) or Buyer and its Subsidiaries, as the context may dictate, taken as a whole (unless otherwise specifically stated in this Agreement); provided, however, that any such effect resulting from any changes resulting from a change in interest rates generally, any changes in laws, rules or regulations or GAAP or regulatory accounting requirements or interpretations thereof that apply to either Buyer and its Subsidiaries or Seller and its Subsidiaries, as the case may be, or to similarly situated financial and/or depository institutions shall not be considered in determining if a Material Adverse Effect has occurred.

         c) For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of any of the members of the Board of Directors of that party, any officer of that party with the title ranking not less than vice president, or any in-house general counsel of such party.

Section  3.03 Representations  and  Warranties of Seller.

         Subject to Section 3.01 and Section 3.02, Seller represents and warrants to Buyer that, except as disclosed in Seller's Disclosure Letter:


         a) Organization.

            i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is registered as a savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"). Hardin Federal Savings Bank ("Seller S&L") is a stock savings association duly organized and validly existing under the laws of the United States of America and is a wholly-owned Subsidiary (as defined below) of Seller. Each Subsidiary of Seller, other than Seller S&L, is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Seller and its Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. As used in this Agreement, unless the context requires otherwise, the term "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes or which is owned or controlled, directly or indirectly, by such party through a sufficient number of shares or other evidence of ownership of such corporation or other organization to have the power to elect a majority of the board of directors or otherwise to control such corporation or other organization.

            ii) Seller and each of its Subsidiaries has the requisite  corporate power and authority and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its organization, business or the ownership or leasing of its properties makes such qualification necessary.


            iii)Seller's   Disclosure   Letter   sets  forth  all  of   Seller's
                Subsidiaries and all entities (whether corporations, partnerships or similar organizations), including the corresponding percentage ownership, in which Seller owns, directly or indirectly, 5% or more of the ownership interests as of the date of this Agreement and indicates for each of Seller's Subsidiaries, as of such date, its jurisdiction of organization and the jurisdiction(s) wherein it is qualified to do business. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests. Seller owns, either directly or indirectly through Seller S&L, both the legal title to and all beneficial interests in all of the outstanding capital stock of each of its Subsidiaries. No Subsidiary of Seller other than Seller S&L is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended ("FDIA"), and the applicable regulations thereunder. All of the shares of capital stock of Seller's Subsidiaries, including Seller S&L, are fully paid, nonassessable and not subject to any preemptive rights and are owned by Seller or a Subsidiary of Seller free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws), and there are no agreements or understandings with respect to the voting or disposition of any such shares.

            iv) The   deposits   of  Seller  S&L  are  insured  by  the  Savings
                Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to the extent provided in the FDIA.

         b) Capital Structure.


            i) The authorized capital stock of Seller consists of 3,500,000 shares of Seller Common Stock, par value $.01 per share, and 500,000 shares of preferred stock, par value $.01 per share. As of the date of this Agreement (A) 1,058,000 shares of Seller Common Stock had been issued, of which 731,453 shares were issued and outstanding, (B) no shares of Seller preferred stock were issued and outstanding, and (C) 326,547 shares of Seller Common Stock were held by Seller in its treasury or by its Subsidiaries. The authorized capital stock of Seller S&L consists of 3,500,000 shares of common stock, par value $.01 per share, and 500,000 shares of preferred stock. As of the date of this Agreement, 1,058,000 shares of such common stock were outstanding, no shares of such preferred stock were outstanding and all outstanding shares of such common stock were, and as of the Effective Time will be, owned both legally and beneficially by Seller. All outstanding shares of capital stock of Seller are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares of Seller held by Seller in its treasury or by its Subsidiaries and shares of Seller S&L, are free and clear of all liens, claims, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws), and there are no agreements or understandings with respect to the voting or disposition of any such shares. Seller's Disclosure Letter sets forth a complete and accurate list of all outstanding options to purchase Seller Common Stock that have been granted pursuant to the Seller Option Plan, including the names of the optionees, dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to each grant.

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


            ii) No bonds,  debentures,  notes or other  indebtedness  having the right to vote on any matters on which stockholders may vote of Seller are issued or outstanding.

            iii)As of the date of this  Agreement,  except for  options  granted pursuant to the Seller Option Plan and shares of restricted stock granted pursuant to the Seller Restricted Stock Plan, neither Seller nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Seller or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Seller or any of its Subsidiaries or obligating Seller or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of Seller or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Seller or any of its Subsidiaries.


         c) Authority. Seller has all requisite corporate power and authority to enter into this Agreement, and, subject to approval of this Agreement by the requisite vote of Seller's stockholders and receipt of all required regulatory or governmental approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and, subject to the approval of this Agreement by Seller's stockholders, the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and assuming due execution and delivery by Buyer, constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

         d) Stockholder Approval; Fairness Opinion. The affirmative vote of a majority of the outstanding shares of Seller Common Stock entitled to vote on this Agreement is the only vote of the stockholders of Seller required for approval of this Agreement and the consummation of the Merger. Seller has received the written opinion of Trident Securities to the effect that, as of the date hereof, the Merger Consideration to be received by Seller's stockholders is fair, from a financial point of view, to such stockholders.


         e) No Violations; Consents. The execution, delivery and performance of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby by the Seller will not, constitute (i) assuming receipt of all Requisite Regulatory Approvals (as defined in Section 3.04d)) including the consent of the Office of Thrift Supervision and requisite stockholder approvals, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Seller or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the certificate of incorporation or bylaws of Seller or the similar organizational documents of any of its Subsidiaries or (iii) except as set forth in Seller's Disclosure Letter, a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Seller or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Seller or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject. The consummation by Seller of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule,

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other governmental party, other than (u) as required under the Securities Exchange Act of 1934, (v) the approval of the holders of a majority of the outstanding shares of Seller Common Stock entitled to vote thereon, (w) the approval of Seller as the sole stockholder of Seller S&L, (x) the consent of the Office of Thrift Supervision ("OTS") (y) the consent of any regulatory agency having jurisdiction over Buyer and (z) the issuance of a Certificate of Merger by the Secretary of State of the State of Delaware.

         f) Reports and Financial Statements.

            i) Seller and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with (a) the FDIC, (b) the OTS, (c) the National Association of Securities Dealers, Inc. ("NASD"),
                (d) the Missouri Department of Insurance, and (e) the Securities and Exchange Commission ("SEC") (collectively, "Seller's Reports") and, to Seller's knowledge, have paid all fees and assessments due and payable in connection therewith. As of their respective dates, none of Seller's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All of Seller's Reports filed with the SEC complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the SEC promulgated thereunder.

            ii) Each of the financial  statements of Seller included in Seller's
                Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable
                accounting   requirements  and  with  the  published  rules  and
                regulations of the SEC with respect thereto and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by the SEC). Each of the consolidated balance sheets contained or incorporated by reference in Seller's Reports (including in each case any related notes and schedules) and each of the consolidated statements of earnings, consolidated statements of cash flows and consolidated statements of changes in stockholders' equity, contained or incorporated by reference in Seller's Reports (including in each case any related notes and schedules) fairly presented (a) the financial position of the entity or entities to which it relates as of its date and (b) the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end adjustments that are not material in amount or effect).

         g) Absence of Certain Changes or Events. Except as disclosed in Seller's Reports filed on or prior to the date of this Agreement or in Seller's Disclosure Letter, (i) Seller and its Subsidiaries have not incurred any material liability, either accrued, alleged, contingent or disputed, except in the ordinary course of their business consistent with past practice and except for the engagement letter agreements with Trident Securities set forth in Seller's Disclosure Letter, (ii) Seller and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices, (iii) to the knowledge of Seller, there are no impending termination, expiration, or loss of contracts, franchises, licenses, permits or other assets that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Seller, and (iv) there has not been any other event, change or

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


occurrence which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect with respect to Seller and its Subsidiaries.

         h)  Absence  of  Claims.  Except  as set forth in  Seller's  Disclosure
Letter, no litigation, controversy, claim, action, suit or other legal, administrative or arbitration proceeding before any court, governmental agency or arbitrator is pending against Seller or any of its Subsidiaries and, to the knowledge of Seller, no such litigation, controversy, claim, action, suit or proceeding has been threatened or asserted in either case which is reasonably likely to have a Material Adverse Effect with respect to Seller or its Subsidiaries, or the transactions contemplated by this Agreement, or upon the ability of Seller to perform its obligations under this Agreement.

         i) Absence of Regulatory Actions. Except as set forth in Seller's Disclosure Letter, neither Seller nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Government Regulators"), or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

         j) Taxes. All federal, state, local and foreign tax returns required to be filed by or on behalf of Seller or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by Seller or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on Seller's balance sheet (in accordance with GAAP). For purposes of this Section 3.03j), the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Seller or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where Seller or any of its Subsidiaries do not file tax returns that Seller or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to Seller or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on Seller's balance sheet (in accordance with GAAP). Seller and each of its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Seller and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Seller and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements. Adequate provision for any taxes due or to become due for Seller or any of its Subsidiaries for the period or periods reflected on Seller's most recent financial statements has been made and is reflected on such Seller financial statements. Deferred Taxes of Seller and its Subsidiaries have been provided for

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


in accordance with GAAP. To the knowledge of Seller, there is no item of deferred taxable income which will become taxable due to the consummation of the Merger or the Related Mergers that is reasonably likely to have a Material Adverse Effect on Seller or its Subsidiaries, other than as disclosed in Seller's Disclosure Letter.

         k) Agreements.

            i) Except (w) for arrangements made in the ordinary course of business, (x) as set forth in Seller's Disclosure Letter, (y) as disclosed in Seller's Reports filed on or prior to the date of this Agreement, or (z) as contemplated by this Agreement, Seller and its Subsidiaries are not bound by any material contract (as defined in Item 601 (b)(10) of Regulation S-K promulgated by the
                SEC) to be performed after the date hereof that has not been filed with or incorporated by reference in Seller's Reports. Except (x) as disclosed in Seller's Disclosure Letter, (y) as disclosed in Seller's Reports filed on or prior to the date of this Agreement, or (z) as contemplated by this Agreement, neither Seller nor any of its Subsidiaries is a party to an oral or written (A) consulting agreement (including data processing and software programming contracts) not terminable on 60 days' or less notice and providing for a payment or payments totaling in excess of $5,000, (B) agreement with any present or former director, officer or employee of Seller or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Seller or any of its Subsidiaries of the nature contemplated by this Agreement, (C) agreement with respect to any employee or director of Seller or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than 60 days, (D) agreement or plan, including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (E) agreement containing covenants that limit the ability of Seller or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, Seller (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

            ii) Neither Seller nor any of its  Subsidiaries  is in default under or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject; and,

            iii)Seller and each of its Subsidiaries  owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, and neither Seller nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of Seller and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

            iv) Seller's Disclosure Letter contains a summary description of all leases, commitments, contracts, licenses, maintenance agreements and other agreements of Seller and its Subsidiaries involving a liability or obligation of Seller in excess of $10,000 per annum, and a true and complete list of all letters of credit, guarantees, indemnity agreements and all commitments to loan or

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


                discount or issue a letter of credit which would aggregate in excess of $10,000 to any person, firm or corporation.

         l) Labor Matters. Neither Seller nor any of its Subsidiaries is or, to Seller's knowledge, has ever been a party to, or is or, to Seller's knowledge, has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Seller or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor, to Seller's knowledge, has any such proceeding been threatened, nor, to Seller's knowledge, is there any strike, other labor dispute or organizational effort involving Seller or any of its Subsidiaries pending or threatened.

         m) Employee Benefit Plans. Seller's Disclosure Letter contains a complete and accurate list of all written and, to Seller's knowledge, oral pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, funds, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of Seller or any of its Subsidiaries, and any cafeteria or section 125 plans, fringe benefit plans including but not limited to automobiles, sabbaticals, clubs or any item considered a fringe benefit within the meaning of IRC ss.32 (hereinafter collectively referred to as the "Seller Employee Plans"). Seller warrants and represents that Seller's Disclosure Letter sets forth a complete and accurate list of all Seller Restricted Stock granted pursuant to the Seller Recognition and Retention Plan, including the names of the grantees, dates of grant, dates of vesting, and shares subject to each grant. All of the Seller Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws; with respect to the Seller Employee Plans, to the knowledge of Seller, no event has occurred that would subject Seller or any of its Subsidiaries to a material liability under ERISA, the IRC or any other applicable law; there has occurred no "prohibited transaction" (as defined in
Section 406 of ERISA or Section 4975 of the IRC) which is reasonably likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or Section 4975 of the IRC upon Seller or any of its Subsidiaries; and all required contributions to the Seller Employee Plans through the date hereof have been made. Neither Seller nor any of its Subsidiaries has provided, or is required to provide, security to any Seller pension plan or to any single-employer plan of an ERISA Affiliate (as defined under Section 4001(b)(l) of ERISA or Section 414 of the IRC) pursuant to Section 401(a)(29) of the IRC. Except as disclosed on Seller's Disclosure Letter, neither Seller, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. Since February 1, 2000, no contributions have been made to such multiemployer plan and no additional contributions are due under any such plan. Neither Seller nor its Subsidiaries maintains any plan that is subject to Title IV of ERISA, and neither Seller nor its Subsidiaries has terminated any such plan within the past five (5) years. Each Seller Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (a "Seller Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS"), and Seller and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to Seller's knowledge, threatened litigation, administrative action or proceeding relating to any Seller Employee Plan. There has been no announcement or commitment by Seller or any of its Subsidiaries to create an additional Seller Employee Plan, or to amend any Seller Employee Plan, except

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


for amendments required by applicable law which do not materially increase the cost of such Seller Employee Plan or as otherwise contemplated by this Agreement; and, except as specifically identified in Seller's Disclosure Letter, Seller and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Seller Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or
Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by Buyer, Seller or any of their Subsidiaries to any person which is an "excess parachute payment" (as defined in Section 280G of the IRC). All payments made by Buyer, Seller or any of their Subsidiaries to any employee under a Seller Employee Plan will be fully tax-deductible as employment compensation to Buyer, Seller, or one of their Subsidiaries. To the best knowledge of Seller, no breach of a fiduciary duty under ERISA ss.404 or ss.405 has occurred and with respect to which any outstanding liability to any participant or excise tax or liability exists or will exist as of the Effective Time with respect to any of the Seller Employee Plans. Each of the Seller Employee Plans which is a group health plan within the meaning of IRC ss.5000(b)(1) is in compliance with the continuation of health care coverage requirements  contained  in IRC  ss.4980B  and ERISA  ss.601  et seq.  A list of participants or beneficiaries who have elected continuation coverage in accordance with such laws is provided in Seller's Disclosure Letter. With respect to each Seller Employee Plan, Seller has supplied to Buyer a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the three most recent plan years, if required to be filed, (B) such Seller Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such Seller Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such Seller Employee Plan, if the Seller Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Seller Employee Plan is a Seller pension plan and any subsequent changes to the actuarial assumptions contained therein, and (F) the most recent determination letter issued by the IRS if such Seller Employee Plan is a Seller Qualified Plan. With respect to Seller's ESOP, Seller has supplied Buyer a true and correct copy of
(A) the latest financial statement of the ESOP including a list of assets, (B) a schedule of stock purchases by the ESOP, including seller, valuation and number of shares, (C) a schedule of stock contributions made to the ESOP, (D) a list of the most recent ESOP distributions including participant name and amount and (E) a schedule of the most recent contribution allocation including participant name, compensation and share of contribution.

         n) Title to Assets. Seller's Disclosure Letter contains a complete and accurate list of all real property owned or leased by Seller or any of its Subsidiaries, including all properties of Seller or any of its Subsidiaries classified as "Real Estate Owned" or words of similar import (the "Real Property") and except as disclosed in Seller's Disclosure Letter, title to all of such real properties is insured for an amount not less than the book value of all such real properties on Seller's or its Subsidiaries' books under an owner's title insurance policy issued by a title insurance company authorized to do business in the state where the property is located. Except as disclosed in Seller's Disclosure Letter, Seller and each of its Subsidiaries have good and marketable title to their respective properties and assets (including any intellectual property asset such as any trademark, service mark, trade name or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer in each case free and clear of any material liens, security interests, encumbrances, mortgages, pledges, restrictions, charges or rights or interests of others, except pledges to secure deposits or Federal Home Loan Bank advances and other liens incurred in the ordinary course of business. Each lease for real

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


or personal property pursuant to which Seller or any of its Subsidiaries is lessee or lessor is valid and in full force and effect and neither Seller nor any of its Subsidiaries, nor any other party to any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of Seller and each of its Subsidiaries are in a good state of maintenance and repair (normal wear and tear excepted), conform with all applicable ordinances, regulations and zoning laws in all material respects, are considered by Seller to be reasonably adequate for the current business of Seller and its Subsidiaries and, except as disclosed in Seller's Disclosure Letter, improvements on real property owned or leased by Seller are located wholly within the boundaries of the property owned or leased by Seller or its Subsidiaries. There are no unpaid charges, debts, liabilities, claims or obligations arising from the construction, ownership or operation of the banking premises of Seller S&L which would give rise to any mechanics' liens against any such real estate or any part thereof, or for which Seller or Seller S&L would be responsible, except for i) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, but only to the extent the obligation giving rise to the lien is included as a liability on Seller's books and records and
ii) such minor encumbrances, if any, as do not materially detract from the value of, or materially interfere with the present use of, such properties, and which minor encumbrances do not render the title to such property unmarketable.

         o) Compliance with Laws. Seller and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of and has made all filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies (each, a "Governmental Entity") that are required in order to operate its material assets and to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of Seller, no suspension or cancellation of any of them is threatened. The corporate affairs of Seller are not being conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental Entity. Neither Seller nor any of its Subsidiaries is in material violation of, is, to the knowledge of Seller, under investigation with respect to any material violation of, or has been given notice or been charged with any material violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity.

         p) Fees. Other than financial advisory services performed for Seller by Trident Securities, neither Seller nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory' fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby. Seller has provided Buyer with a true and correct copy of the contract between Seller and Trident Securities.

         q) Environmental Matters. There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of Seller, threatened before any court, governmental agency or board or other forum against Seller or any of its Subsidiaries for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law (as defined below) or relating to the presence of or release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries. To Seller's knowledge, the properties currently owned or operated by Seller or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


Hazardous Material other than as permitted under applicable Environmental Law. Neither Seller nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive, request or other communication (written or oral) for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law. To Seller's knowledge, there are no underground storage tanks on, in or under any properties owned or operated by Seller or any of its Subsidiaries and no underground storage tanks have been closed or removed from any properties owned or operated by Seller or any of its Subsidiaries. To Seller's knowledge, during the period of Seller's or any of its Subsidiaries' ownership or operation of any of their respective current properties, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To Seller's knowledge, prior to the period of Seller's or any of its Subsidiaries' ownership or operation of any of their respective current properties, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

         "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any Governmental Entity relating to (A) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect, including, without limitation, (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of the presence of or exposure to any Hazardous Material.

         "Hazardous Material" means any substance (whether solid, liquid or gas) which is or could be detrimental to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


         r) Loan Documents; Collateral; Commitments. With respect to each loan owned by Seller or its Subsidiaries in whole or in part, (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms, without valid set-offs or counterclaims and (B) the note and the related security documents, copies of which are included in the loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable loan file. All notes, evidences of indebtedness and agreements for the payment of money and all related documents, instruments, papers and other security agreements of Seller S&L applicable thereto, are bona fide, are genuine as to signatures of all makers, endorsers and guarantors, and were given for valid consideration. All collateral securing such indebtedness existed at the disbursement of the funds which created the indebtedness. Except as may be disclosed in the books and records of Seller S&L relating to its loans, Seller S&L has made no affirmative or negative oral or written commitments which would materially impair the enforcement of any of Seller S&L's loans.

         s) Deposits. None of the deposits of Seller or any of its Subsidiaries is a "brokered" deposit.

         t) Anti-takeover Provisions Inapplicable. Seller and its Subsidiaries have taken all actions required to exempt Seller, Buyer, Acquisition Sub, the Agreement and the Merger from Section 203 of the DGCL.

         u) Charter Provisions. Seller and its Subsidiaries have taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any person under the Certificate of Incorporation, bylaws, or other governing instruments of Seller or any of its Subsidiaries or restrict or impair the ability of Buyer or any of its Subsidiaries or Affiliates to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of Seller or any of its Subsidiaries that may be directly or indirectly acquired or controlled by it.

         v) Material Interests of Certain Persons; Transactions with Insiders. Except as set forth in Seller's Disclosure Letter, no officer or director of Seller, or any "associate" (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Seller or any of its Subsidiaries. Seller's Disclosure Letter describes all transactions since April 1, 1997 in which any officer, director, 5% stockholder or employee of Seller or Seller S&L, or any Affiliate or Subsidiary thereof, directly or indirectly, has borrowed from, loaned to, supplied or provided goods or services to, purchased assets from, sold assets to, or done business in any manner with Seller or Seller S&L or is a party to any agreement with Seller or Seller S&L provided that with respect to employees, Seller shall not be required to disclose any deposit relationships or loans that have paid off and are not currently outstanding on the date hereof.

         w) Insurance. Seller's Disclosure Letter contains a complete list of all insurance policies of Seller and its Subsidiaries presently in effect. In the opinion of Seller's management, Seller and its Subsidiaries are presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Seller and its Subsidiaries are in full force and effect, Seller and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion. Seller and its Subsidiaries have received no notice from any insurance carrier that (i) any insurance will be canceled or that coverage thereunder will be reduced or

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


eliminated, or (ii) premium costs with respect to any policies of insurance will be substantially increased.

         x) Investment Securities; Derivatives.

            i) Except for investments in Federal Home Loan Bank ("FHLB") Stock, pledges to secure FHLB borrowings, and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as "held to maturity," none of the investment securities held by Seller or any of its Subsidiaries as of the date of this Agreement is, or will be at Closing, subject to any restriction (contractual or statutory) other than applicable securities laws, that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

            ii) Except (x) as set forth in Seller's  Disclosure  Letter,  (y) as disclosed in Seller's Reports filed on or prior to the date of this Agreement, or (z) for adjustable-rate mortgage loans and adjustable-rate advances, neither Seller nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

         y) Credit Card Issuing Agreement. Neither Seller nor Seller S&L has any credit card agreement which would prevent Buyer from soliciting Seller S&L's customers to accept a credit card issued by or on behalf of Buyer or an Affiliate of Buyer.

         z) Indemnification. Except (i) as provided in the certificate of incorporation or bylaws of Seller and the similar governing documents of its Subsidiaries, or (ii) as set forth in Seller's Disclosure Letter, neither Seller nor any Subsidiary is a party to any indemnification agreement with any of its present or former directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of Seller and, to the knowledge of Seller, there are no claims for which any such person would be entitled to indemnification under the organization certificate of incorporation or bylaws of Seller or the similar governing documents of any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

         aa) Books and Records. The books and records of Seller and its Subsidiaries on a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

         bb) Corporate Documents. Complete and correct copies of the certificate of incorporation, bylaws and similar governing documents of Seller and each of Seller's Subsidiaries, as in effect as of the date of this Agreement, have previously been delivered to Buyer. The minute books of Seller and each of Seller's Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.

         cc) Community Reinvestment Act Compliance. Seller S&L is in material compliance with the applicable provisions of the Community Reinvestment Act, as amended (the "CRA"), and the regulations promulgated thereunder, and, as of its

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


most recent CRA examination, Seller S&L has a CRA rating of satisfactory or better. To Seller's knowledge, there is no fact or circumstance or set of facts or circumstances that would cause Seller S&L to fail to comply with such provisions or cause the CRA rating of Seller S&L to fall below satisfactory.

         dd) Conduct of Business Since Due Diligence. Except as set forth in Seller's Disclosure Letter, since the date of information provided to Buyer during Buyer's due diligence through the date of this Agreement:

            i) Ordinary Course. The business and affairs of Seller and Seller S&L have been conducted and carried on only in the ordinary and regular course consistent with its past practices.

            ii) Charter and Bylaws. There has been no change, amendment or other modification made in the Certificate of Incorporation, Charter or Bylaws of Seller or Seller S&L.

            iii)Employment Benefits.  There has been no increase or other change made in the rate or nature of compensation, including wages, salaries, bonuses and benefits under Seller's employee plans, which has been paid, or will be paid or payable by Seller or Seller S&L to any officer, employee, stockholder or director of Seller S&L, other than customary year-end increases and bonuses consistent with Seller or Seller S&L's past practices. No additional stock options or rights to receive any stock have been granted or allocated to any employees.

            iv) Casualty Loss. Seller S&L has not sustained or incurred any loss or damage, whether or not insured against, on account of fire, flood, accident or other calamity which has materially interfered with or affected, or may materially interfere with or affect, the operation of its properties, assets or liabilities of Seller S&L.

            v) Accounting Methods. There has been no material change in any method of accounting or accounting practice of Seller or Seller S&L.

            vi) Waiver of Rights.  Seller S&L has not  waived  any  rights,  the result of which, individually or in the aggregate, would have a Material Adverse Effect on its financial condition.

Section 3.04 Representations and Warranties of Buyer. Subject to Section 3.01 and Section 3.02, Buyer represents and warrants to Seller that:

            a)  Organization.

            i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and is registered as a bank holding company under the Bank Holding Company Act, as amended ("BHCA"). Bank Midwest, N.A. ("Buyer Bank") is a bank duly organized, validly existing and in good standing under the laws of the United States of America and is a Subsidiary of Buyer. Each Subsidiary of Buyer other than Buyer Bank is a national bank or corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Buyer and its Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            ii) Acquisition Sub will be a corporation,  duly organized,  validly existing and in good standing under the laws of Delaware, all of the outstanding capital stock of which will be prior to the Effective Time, owned directly or indirectly by Buyer free and clear of any lien, charge or other encumbrance. From and after its incorporation, Acquisition Sub will not engage in any

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


                activities other than in connection with or as contemplated by this Agreement.

            iii)Buyer and each of its Subsidiaries  has the requisite  corporate power and authority and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

         b) Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of all Requisite Regulatory Approvals (as defined in Section 3.04d) below), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer. Acquisition Sub will have prior to the Effective Time, all corporate power and authority to consummate the transactions contemplated hereunder and carry out all of its obligations with respect to such transactions. The consummation of the transactions contemplated hereby will have been prior to the Closing, duly and validly authorized by all necessary corporate action in respect thereof on the part of Acquisition Sub. This
Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

         c) Stockholder Approval. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Buyer, and no other corporate proceedings on the part of Buyer are necessary to complete the transactions contemplated hereby. Buyer shall cause Acquisition Sub to take all necessary corporate actions to complete the transactions contemplated hereby.

         d) No Violations; Consents. The execution, delivery and performance of this Agreement by Buyer or Acquisition Sub does not, and the consummation of the transactions contemplated hereby will not, constitute (i) assuming receipt of all Requisite Regulatory Approvals, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Buyer or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the certificate of incorporation or bylaws of Buyer or the similar organizational documents of any of its Subsidiaries or (iii) a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Buyer or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Buyer or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject. The consummation by Buyer of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, or instrument, other than (x) the approval of Buyer as the sole shareholder of Acquisition Sub and (y) the approval or waiver of the Board of Governors of the Federal Reserve System ("FRB') under the BHCA and (z) approval of the Office of the Comptroller of the Currency ("OCC") of the Related Mergers (collectively, the "Requisite Regulatory Approvals") except that the Merger shall not become effective until a Certificate of Merger has been filed

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


with the Secretary of State of the State of Delaware in accordance  with Section
9.01 of this Agreement.

         e)  Reports  and  Financial  Statements.

            i) Buyer and each of its Subsidiaries have each timely filed all material reports and financial statements, together with any amendments required to be made with respect thereto, that they were required to file with (a) the FDIC, (b) the FRB, and (c) the Comptroller of the Currency, (collectively, "Buyer's Reports") and, to Buyer's knowledge, have paid all taxes and assessments due and payable in connection therewith. As of their respective dates, none of Buyer's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            ii) Each of the financial  statements  of Buyer  included in Buyer's
                Reports has been prepared in all material respects in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by appropriate regulatory authorities). Each of the consolidated statements of condition contained or incorporated by reference in Buyer's Reports (including in each case any related notes and schedules) and each of the consolidated statements of operations, contained or incorporated by reference in Buyer's Reports (including in each case any related notes and schedules) fairly presented (A) the financial position of the entity or entities to which it relates as of its date and (B) the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject in the case of unaudited interim statements, to normal year-end adjustments that are not material in amount or effect), in each case in accordance with GAAP, except as may be noted therein.

         f) Absence of Certain Changes or Events. Except as disclosed in Buyer's Reports filed on or prior to the date of this Agreement, no event has occurred or circumstances arisen which has had or might reasonably be expected to have a Material Adverse Effect with respect to Buyer and its Subsidiaries.

         g) Absence of Claims. No litigation, proceeding, controversy, claim, action or suit or other legal administrative or arbitration proceeding before any court, governmental agency or arbitrator is pending or has been threatened against Buyer or any of its Subsidiaries that would reasonably be expected to prevent or adversely affect or which seeks to prohibit the consummation of the transactions contemplated by this Agreement or which would have a Material Adverse Effect with respect to Buyer and its Subsidiaries taken as a whole.

         h) Absence of Regulatory Actions. Neither Buyer nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar written undertaking to, or is subject to any action, proceeding, order or directive by, or is a recipient of any extraordinary supervisory letter from any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, nor has it been advised by any Governmental Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar written undertaking.

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


         i) Compliance with Laws. Buyer and each of its Subsidiaries have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Entities that are required in order to permit them to carry on their business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and to the best knowledge of Buyer no suspension or cancellation of any of them is threatened. The corporate affairs of Buyer are not being conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental Entity. Neither Buyer nor any of its Subsidiaries is in material violation of, is, to the knowledge of Buyer, under investigation with respect to any material violation of, or has been given notice or been charged with any material violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity.

         j) Fees. Neither Buyer nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Buyer or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

         k) Availability of Funds. Buyer on the date hereof and at the Effective Time will have, all funds necessary to consummate the Merger and fulfill its obligations under the terms of this Agreement, including without limitation, its obligation to pay the aggregate Merger Consideration and to consummate in a timely manner the transactions contemplated by this Agreement.

         l) Certain Circumstances. Buyer knows of no facts or circumstances that would delay, impede or otherwise adversely affect its ability to promptly secure all necessary regulatory and other approvals and consents to the Merger and the transactions contemplated by this Agreement and to consummate the Merger promptly. As of the date of this Agreement, Buyer believes that, in light of its financial condition, it should be able to obtain all such approvals, without the imposition of any burdensome term or condition.

m) Community Reinvestment Act Compliance. Buyer and its banking Subsidiaries are in material compliance with the applicable provisions of the CRA and the
regulations   promulgated   thereunder,   and,  as  of  their  most  recent  CRA
examinations, Buyer and its banking Subsidiaries have a CRA rating of satisfactory or better. To Buyer's knowledge, there is no fact or circumstance or set of facts or circumstances that would cause Buyer and its banking Subsidiaries to fall below satisfactory.

                     Article IV. Conduct Pending the Merger

Section 4.01 Conduct of Seller's Business Prior to the Effective Time. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Seller shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to (i) conduct its business in the regular, ordinary and usual course consistent with past practice and in accordance with sound banking practices, (ii) maintain and preserve intact its business organization, properties, leases, goodwill of its customers, and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of Seller or Buyer to perform their respective covenants and agreements on a timely basis under this Agreement, and (iv) take no action that results in or is reasonably likely to have a Material Adverse Effect on Seller. Without limiting the foregoing covenants, unless the prior written consent of Buyer shall have been obtained, which consent shall not be unreasonably withheld, and except as otherwise expressly contemplated in this Agreement, from the date

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


hereof until the Effective Time, Seller shall, and shall cause each of its Subsidiaries to:

         a) Board Observer. Permit, at any time after the execution of this Agreement, a representative of Buyer to attend Seller's and Seller S&L's board of directors' meetings and all committee meetings as an observer only and shall give Buyer at least three days notice of all such meetings, provided that Buyer shall not be entitled to have a representative at the portion of any such meeting involving a discussion of this Agreement, the transactions contemplated hereby (but Buyer shall not be excluded from discussions of ordinary course banking business simply because such business is affected by representations, warranties or covenants contained in this Agreement) and related matters.

         b) Loan Policies. Reserve against, place on non-accrual, and charge off loans and other assets as losses are recognized or future losses become apparent, in accordance with GAAP and Seller S&L's past practices, which Seller warrants and represents are in compliance in all material respects with all applicable laws and regulations and have not been criticized in any examinations or audits within the past three years;

         c) Tax Returns. Prepare, execute and file, on or before the due date thereof, all federal, state and local tax returns required to be filed by Seller or Seller S&L with respect to its operations for any period ending before the Effective Time and will pay the appropriate tax.

         d) Customer Notice. Assist Buyer in drafting and preparing for mailing a notice, the form and content of which shall be established by mutual agreement of Buyer and Seller, to all Seller S&L's deposit and loan customers, notifying them of the sale of Seller S&L to Buyer. The notice shall be mailed by Buyer after all Requisite Regulatory Approvals and stockholder approvals have been obtained but no later than the thirtieth day prior to the date agreed upon by Buyer and Seller pursuant to Section 7.01 for the data processing conversion.

         e) Liquidation Account. Cause Seller S&L to establish and maintain on its books a true and complete record of those deposit accounts, including names of depositors, which would have liquidation rights by reason of the conversion of Seller S&L from mutual to stock form of organization.

         f) Copies of Reports. Furnish to Buyer, until the Effective Time, true and complete copies of the following information within five days after preparation or receipt:

            i) Monthly financial statements prepared with respect to Seller and Seller S&L;

            ii) Daily reports of Seller S&L beginning on the date of the final regulatory approval of the transactions contemplated by this Agreement and continuing through the Effective Time;

            iii) Seller S&L's Reports of Condition and Income to regulatory authorities at the close of business of each calendar quarter;


             iv)  Seller S&L's internal  watch and problem loan reports;

              v) Any and all board reports prepared for the use of Seller S&L's board of directors or any board committee, excluding reports which relate to this Agreement and the transactions contemplated hereby and related matters, or to the consideration of an Acquisition Proposal within the meaning of
                  Section 5.01 hereof;

            vi) Any reports submitted to Seller S&L by independent certified public accountants in connection with an examination of Seller S&L's financial statements;

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


            vii) Notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality affecting Seller or Seller S&L which, if determined adversely, could have a Material Adverse Effect on the financial condition, properties, or operations of Seller or Seller S&L;

            viii) Any notices or  communications  received  from any savings and loan regulatory body with respect to the affairs or operations of Seller or Seller S&L; and

            ix) Any additional information reasonably requested by Buyer for completion of any applications for regulatory approval of the transactions contemplated by this Agreement.

Section 4.02 Forbearance by Seller.  Without limiting the covenants set forth in
Section 4.01 hereof, except as otherwise provided in this Agreement and except to the extent required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, Seller shall not, and shall not permit any of its Subsidiaries to, without the prior consent of Buyer, which consent shall not be unreasonably withheld:

         a) unless required by applicable law or regulation or regulatory directive, change any provisions of the certificate of incorporation or bylaws of Seller or the similar governing documents of its Subsidiaries;

         b) authorize, issue, deliver or sell any shares of its capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock or change the terms of any of its outstanding stock options or warrants or issue, grant or sell any option, warrant, call, commitment, stock appreciation right, right to purchase or agreement of any character relating to the authorized or issued capital stock of Seller except pursuant to the exercise of stock options or warrants or restricted stock grants outstanding as of the date of this Agreement, or split, combine, reclassify or adjust any shares of its capital stock or otherwise change its capitalization;

         c) make, declare or pay any cash or stock dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, provided, however, that Seller may pay normal quarterly cash dividends of not more than $
 .20 per share of Seller Common Stock. Subject to applicable regulatory' restrictions, if any, Seller S&L may pay a cash dividend that is, in the aggregate, sufficient to fund any dividend by Seller permitted hereunder and to fund the normal operations of Seller and the payment of reasonable expenses relating to the Merger;

         d) other than for fair value in the ordinary course of business consistent with past practice, (i) acquire or sell, transfer, assign, mortgage, encumber or otherwise dispose of any material properties, leases, assets or other rights or agreements to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary of Seller or (ii) cancel, release or assign any indebtedness of any such individual, corporation or other entity or (iii) permit Seller S&L to waive any material right or cancel any material contract, lease, license, obligation or commitment, or permit any lien, encumbrance or charge of any material effect to attach to any of Seller's or Seller S&L's assets;

         e) except to the extent required by law or as specifically provided for elsewhere herein, increase in any manner the compensation or fringe benefits of any of its employees or directors, other than general increases in compensation for non-executive officer employees in the ordinary course of business consistent with past practice; pay any pension or retirement allowance not required by any existing plan or agreement to any employees or directors,

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


or become a party to, amend or commit itself to fund or otherwise establish any trust or account related to any Seller Employee Plan (as defined in Section 3.03m)) with or for the benefit of any employee or director not required by any existing plan or agreement; grant or award any stock options; make any discretionary contribution to any Seller Employee Plan; hire any employee with an annual total compensation payment in excess of $35,000; or enter into or amend any employment contract with any employee;

         f) except as contemplated by Section 5.02, change its methods of accounting, tax or systems of internal accounting controls, as in effect at September 30, 1999, except as required by changes in GAAP with the concurrence of Seller's independent auditors;

         g) commence any litigation other than in the ordinary course of business, settle any claim, action or proceeding involving any liability of Seller or any of its Subsidiaries for money damages in excess of $25,000 or impose material restrictions upon the operations of Seller or any of its Subsidiaries;

         h) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to Seller, except in satisfaction of debts previously contracted;

         i) establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

         j) other than investments for Seller's portfolio made in accordance with Section 4.02k), make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

         k) make any investment in any debt security, including mortgage-backed and mortgage-related securities, or materially restructure or change its investment securities portfolio, through purchases, sales or otherwise; provided, however, that Seller shall be permitted to invest in the following securities with final maturities not greater than six months: U.S. government and U.S. government agency securities, or securities of the FHLB;

         l) enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $50,000 per annum over a term not exceeding three years and other than contracts or agreements covered by Section 4.02o);

         m) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, or make any loans to any borrower on terms materially more favorable than those available to the general public in Seller S&L's market area, except (i) in conformity with existing safe and sound lending practices in amounts not to exceed an aggregate of $100,000 secured or $25,000 unsecured with respect to any individual borrower or loans secured by first mortgages on single family residential properties up to the limits on conforming loans imposed by Fannie Mae or Freddie Mac; (ii) loans or advances as to which Seller has a binding obligation to make such loan or advances as of the date hereof; provided, however, that the requirements of this section shall be deemed met as to any loan approved in a loan committee or Board meeting of which an authorized representative of Buyer was given at least 24 hours written or oral notification

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Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


and, if such representative attends such meeting, he or she shall have raised no objection;

         n) extend or renew loans or advance additional sums to a borrower whose loans, in whole or in part, have been classified or listed as special mention by any regulatory authority or included on Seller S&L's watch list unless such extension, renewal or advance shall have been approved in advance by the Board of Directors of Seller S&L or Seller S&L's Loan and Discount Committee, and only if such extension, renewal or advance is necessary in order to protect Seller S&L's interests and is in accordance with sound banking practices;

         o) incur any additional borrowings other than purchases of Federal Funds or short-term (six months or less) FHLB borrowings at market interest rates and reverse repurchase agreements consistent with past practice, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of Seller or any Subsidiary in effect at the date hereof or in connection with borrowings or reverse repurchase agreements permitted hereunder;

         p) accept any deposits from any person on terms materially more favorable in any respect than those available to the general public in Seller's market area, unless such deposits are accepted in accordance with a safe and sound program or practice in existence at Seller S&L prior to the date of this Agreement;

         q) establish or impose a schedule of service charges or fees which applies charges either substantially more or substantially less than similar service charges and fees charged by other banks in Seller's market areas;

         r) make any capital expenditures in excess of $10,000 per expenditure, or $200,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof disclosed in the Seller Disclosure Letter (or other proposals included in Seller's Disclosure Letter and not objected to in writing by Buyer within five days after receipt of Seller's Disclosure Letter) and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

         s) organize, capitalize, lend to or otherwise invest in any Subsidiary;

         t) elect to any senior executive office any person who is not a member of the senior executive officer team of Seller as of the date of this Agreement or elect to the Board of Directors of Seller any person who is not a member of the Board of Directors of Seller as of the date of this Agreement;

         u) enter into any agreements or transactions after the date of this Agreement with any officer, director, 5% stockholder or employee of Seller or Seller S&L, or any Affiliate or Subsidiary thereof, directly or indirectly, in an amount of $5,000 or more in each case or $25,000 in the aggregate; or

         v) agree or make any commitment to take any action that is prohibited by this Section 4.02.

         Any request by Seller or response thereto by Buyer shall be made in accordance with the notice provisions of Section 10.07 and shall note that it is a request pursuant to this Section 4.02.

Section 4.03 Conduct of Buyer's Business Prior to the Effective Time. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, Buyer shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to (i) conduct its business in the regular, ordinary and usual course consistent with past practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous

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Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


business relationships; and (iii) take no action which would materially adversely affect or delay the ability of Seller or Buyer to perform their respective covenants and agreements on a timely basis under this Agreement.

                          Article V. Covenants Section

5.01 Acquisition Proposals. From and after the date hereof until the termination of this Agreement, neither Seller nor Seller S&L, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by Seller or any of its Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its Subsidiaries to take any such action; provided, however, that nothing contained in this Section 5.01 shall prohibit the Board of Directors of Seller from (i) furnishing information to, or entering into discussions or negotiations with any, person or entity that makes an unsolicited written, bona fide proposal to acquire Seller pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that the Board of Directors of Seller concludes in good faith, after consultation with its financial advisors and legal counsel and taking into account, among other things, all legal, financial, regulatory and other aspects of such Acquisition Proposal, and the nature of the person making the Acquisition Proposal, that such proposal, would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and is reasonably capable of being completed (a "Superior Proposal") and prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Seller (x) provides reasonable notice to Buyer to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form; (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; or (iii) failing to make or withdrawing or modifying its recommendation, or (iv) entering into an agreement with respect to a Superior Proposal. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving Seller or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of Seller or Seller S&L, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of Seller or the filing of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

Section 5.02 Certain Policies and Actions of Seller.

         a) At the request of Buyer, Seller shall cause Seller S&L to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices after the date on which all Requisite Regulatory Approvals and stockholder approvals are received,

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


provided however, that Seller shall not be required to take such action other than actions specifically set forth in Section 4.01 or Section 4.02 of this Agreement unless Buyer agrees in writing that (i) all conditions to Closing set forth in Section 6.01 and Section 6.02 have been satisfied or waived (except for the expiration of any applicable waiting periods) and that (ii) all rights of Buyer to terminate this Agreement shall have lapsed, and prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of Buyer Bank; provided, however, that Seller shall not be required to take such action more than 30 days prior to the Effective Time; and provided, further, that such policies and procedures are not prohibited by GAAP or any applicable laws and regulations or result in Seller S&L violating any regulatory requirements.

         b) Seller's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 5.02. Buyer agrees to hold harmless, indemnify and defend Seller and its Subsidiaries, and their respective directors, officers and employees, for any loss, claim, liability or other damage caused by or resulting from compliance with this Section 5.02.

Section 5.03 Access and Information. Upon reasonable notice, Seller shall (and shall cause its Subsidiaries to) afford to Buyer and its representatives (including, without limitation, directors, officers and employees of Buyer and its affiliates and counsel, accountants and other professionals retained by Buyer) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), contracts, properties, personnel, advisors and to such other information relating to Seller and its Subsidiaries as Buyer may reasonably request and shall permit Buyer and its authorized representatives to make such copies thereof as they may reasonably request; provided, however, that no investigation pursuant to this
Section 5.03 shall affect or be deemed to modify any representation or warranty made herein. In furtherance, and not in limitation of the foregoing, Seller shall make available to Buyer all information necessary or appropriate for the preparation and filing of all real property and real estate transfer tax returns and reports required by reason of the Merger. Upon reasonable notice, Buyer shall (and shall cause its Subsidiaries to) provide to Seller and its representatives (including, without limitation, directors, officers and employees of Seller and its affiliates and counsel, accountants and other professionals retained by Seller) such books, records and such other information relating to Buyer and its Subsidiaries as Seller may reasonably request, but only to the extent such access and information is reasonably required for the preparation of Seller's Fairness Opinion, for Seller to determine Buyer's ability to perform its obligations under this Agreement or for inclusion in the Proxy Statement to be mailed to Seller's stockholders. Buyer and Seller will not, and will cause their respective representatives not to, use any information obtained pursuant to this Section 5.03 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law, Buyer and Seller will keep confidential, and will cause their respective representatives to keep confidential, all information and documents obtained pursuant to this Section 5.03 unless such information (i) was already known to such party or an affiliate of such party, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to such party or an affiliate of such party from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (iii) is disclosed with the prior written approval of the other party or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party that furnished the same.

Section 5.04 Certain Filings, Consents and Arrangements. Except as otherwise specifically designated to Seller by this Section, Buyer shall as soon as practicable and in cooperation with Seller (and in any event within 45 days after the date hereof) make, or cause to be made, any filings and applications and provide any notices required to be filed or provided in order to obtain all approvals, consents and waivers of Governmental Entities necessary or appropriate for the consummation of the transactions contemplated hereby. Buyer shall provide Seller and its counsel with copies of the public portion of all filings, applications and notices submitted to any Governmental Entity at the time of filing, provided, however, that Buyer shall provide Seller with a reasonable opportunity to review any such filings requiring the signature of Seller or Seller S&L in advance of filing. Seller shall as soon as practicable and in cooperation with Buyer (and in any event within 45 days after the date hereof) make, or cause to be made, any filings and applications and provide any notices required to be filed or provided in order to obtain all approvals, consents and waivers of the Office of Thrift Supervision which are required to effect the transactions contemplated by this Agreement, such applications to be filed at Seller's expense. Seller shall provide Buyer with copies of any such filings, applications and notices filed with the Office of Thrift Supervision at the time of filing, provided, however, that Seller shall provide Buyer with a reasonable opportunity to review any such filings requiring the signature of Buyer or Buyer Bank in advance of filing.

Section 5.05 Additional Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the Merger, as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

Section 5.06 Publicity. Seller and Buyer shall consult with each other in issuing any press releases or otherwise making public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange or the NASD with respect thereto; provided, however, that nothing contained in this
Section 5.06 shall prohibit any party, following notification to the other party to this Agreement, from making any disclosure which, after consultation with counsel, it deems necessary to comply with the requirements of applicable law and regulation.

Section 5.07 Stockholders Meeting. Seller shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and Bylaws, to convene a meeting of its stockholders ("Stockholder Meeting") as promptly as practicable for the purpose of considering and voting on approval and adoption of this Agreement, the Merger and the other transactions provided for in this Agreement. Except as otherwise provided in Section 5.01, the Board of Directors of Seller shall (a) recommend at its Stockholder Meeting that the stockholders vote in favor of and approve the transactions provided for in this Agreement and
(b) use its commercially reasonable efforts to solicit such approvals. Seller may employ professional proxy solicitors to assist in contacting stockholders in connection with soliciting favorable votes on the Merger.

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


Section 5.08 Proxy Statement. For the purposes of holding the Seller Stockholders Meeting, Seller shall prepare a proxy statement satisfying in all material respects all applicable requirements of the Exchange Act, and the rules and regulations thereunder. Seller shall provide Buyer with a reasonable opportunity to review and comment on the proxy statement before it is mailed to Seller's Stockholders. Buyer agrees to provide for inclusion in such proxy statement all information reasonably necessary to satisfy the requirements of the Exchange Act and the rules and regulations thereunder and such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated in such proxy statement with respect to Buyer or its Subsidiaries or to make the statements therein with respect to Buyer or its Subsidiaries not misleading.


Section 5.09 Notification of Certain Matters. Each party shall give prompt notice to the other of: (a) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (b) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect with respect to such party and its Subsidiaries taken as a whole, each of Seller and Buyer shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

Section 5.10 Employees and Benefit Plans.

         a) All persons who are employees of Seller or any of its Subsidiaries immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time (a "Continuing Employee") shall, at the Effective Time, remain employees of the Surviving Corporation or any of its Subsidiaries. All of the Continuing Employees shall be employed at the will of Buyer and no contractual right to employment shall inure to such employees because of this Agreement. At any time after the receipt of the Requisite Regulatory Approvals for the transactions contemplated by this Agreement, or by mutual consent prior thereto, Seller shall allow Buyer to conduct interviews with the existing employees of Seller and Seller S&L and to communicate with the employees regarding the terms of their employment which will be in effect on or after the Effective Time. At any time after the receipt of the Requisite Regulatory Approvals for the transactions contemplated by this Agreement, Seller shall allow Buyer to conduct training sessions for employees of Seller and its Subsidiaries at Buyer's or Seller S&L's facilities. All such training sessions shall be scheduled so as to have minimal impact upon the employees' performance of their normal daily duties.

b) As of or after the Effective Time, and at Buyer's election and subject to the requirements of the IRC and ERISA, the Seller Employee Plans may continue to be maintained separately, consolidated or terminated. In the event of consolidation or termination of all or any such plans, Continuing Employees shall receive credit for service with Seller (for purposes of eligibility and vesting but not for purposes of benefit accruals) under any existing Buyer Employee Plan or under any Buyer Employee Plan in which such employee or such employee's dependent would be eligible to enroll. Buyer Employee Plans shall be defined in the same manner as to Buyer as Seller Employee Plan is defined as to Seller in
Section 3.03m) hereof. Continuing Employees shall receive credit for service with Seller for all purposes under Buyer's vacation and sick leave plans.

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Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


         c) In the event of any termination or consolidation of any Seller S&L health plan with any Buyer health plan, Buyer shall make available to Continuing Employees and their dependents employer-provided health coverage on the same basis as it provides such coverage to Buyer employees. Unless a Continuing Employee affirmatively terminates coverage under a Seller health plan prior to the time that such Continuing Employee becomes eligible to participate in the Buyer health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the Seller health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plan, programs and benefits common to all employees of Buyer and their dependents. In the event of any termination, or consolidation of any Seller S&L health plan with any Buyer health plan, any pre-existing condition, limitation or exclusion in the Buyer health plan shall not apply to Continuing Employees or their covered dependents who have satisfied such pre-existing condition exclusion waiting period under a Seller S&L health plan with respect to such pre-existing condition at the Effective Time and who then change that coverage to Buyer's health plan at the time such Continuing Employee is first given the option to enroll in such Buyer health plan.

         d) At or immediately prior to the Effective Time, Seller shall cash out existing life insurance policies owned by Seller, other than any policies Buyer shall request Seller to retain.

         e) Prior to the Effective Time, Seller shall be entitled to make the maximum contribution permitted by the provisions of IRC ss.404 and ss.415, provided however, that (i) the amount of the contribution made shall be used by the ESOP only to make payments on the then remaining loan balance owed by the ESOP to Seller, and (ii) the amount of the foregoing contribution shall in no event exceed the then remaining unpaid loan balance. Seller represents and warrants that no contribution made pursuant to this paragraph will exceed the limitations of Section 415 of the IRC.

f) Prior to the Effective Time, the Seller ESOP shall be amended to state that any Merger Consideration remaining after repayment of the loan between Seller and the ESOP shall be allocated as investment earnings of the ESOP to the ESOP accounts of employees of Seller or any of its Subsidiaries who are ESOP participants and beneficiaries (the "ESOP Participants") in accordance with the terms of the ESOP as amended and as in effect at the Effective Time. All ESOP Participants shall fully vest and have a nonforfeitable interest in their accounts under the ESOP determined as of the Effective Time. As soon as practicable after the Effective Time, any loan between Seller and the ESOP shall be repaid in full from the Merger Consideration received by the ESOP for unallocated shares of Seller Common Stock held by the ESOP upon the conversion of such shares into cash pursuant to this Agreement. Seller's board of directors shall take action prior to the Effective Time to terminate the ESOP on such terms as Seller and Buyer may determine, provided that such termination shall not become effective until after the Effective Time and after the ESOP loan has been repaid. From and after the date of this Agreement, in anticipation of the termination of the ESOP, Seller and its representatives, before the Effective Time, and Buyer and its representatives, after the Effective Time, shall file an application for determination with the Internal Revenue Service ("IRS") as to the tax qualified status of the ESOP upon its termination under Section 401(a) and 4975(e)(7) of the IRC (the "Determination Letter"). As soon as reasonably practicable after the receipt of a favorable Determination Letter from the IRS, Buyer shall instruct the ESOP Trustee to make distributions of the benefits under the ESOP to the ESOP Participants in accordance with the provisions of the ESOP. If Buyer and its representatives, after the Effective Time, reasonably determine that the Seller S&L ESOP cannot obtain a favorable Final Determination Letter, or that amounts held therein cannot be so applied, allocated or distributed without causing Seller S&L ESOP to lose its tax qualified status, Buyer shall take such action as it may reasonably determine with respect to the

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


distribution of benefits to the Seller S&L ESOP Participants, provided that the assets of the Seller S&L ESOP shall be held or paid only for the benefit of the Seller S&L ESOP Participants and provided further that in no event shall any portion of the amounts held in the Seller S&L ESOP revert, directly or indirectly, to Seller S&L or any Seller Subsidiary, or to Buyer or any affiliate thereof. At the time distribution of benefits is made under the Seller S&L ESOP on or after the Effective Time, at the election of the Seller S&L ESOP Participant, the amount thereof that constitutes an "eligible rollover distribution" (as defined in Section 402(f)(2)(A) of the IRC) may be rolled over by such Seller S&L ESOP Participant to any Buyer Qualified Plan that permits rollover distributions or to any eligible individual retirement account.

         g) At or prior to the Effective Time, Seller shall pay, in cash, the severance benefit and, after the Effective Time, Buyer shall honor the employee benefit obligations required by the employment and severance agreements listed on Section 5.10i) of the Disclosure Letter.

         h) At or prior to the Effective Time the Directors' Compensation Agreements and Officer's Compensation Agreements listed on Section 5.10i) of the Disclosure Letter shall be terminated and any benefits (or any remaining benefits) to which the participants therein shall be entitled shall be paid by Seller to such participants in a lump sum cash payment, reduced to present value using an 8% discount rate.

         i) Buyer agrees to continue Seller's employee policy regarding payment of accumulated sick leave on termination for a period of six months following the Effective Time.

         j) Buyer agrees to honor the Management Agreement with Mike Schwarz through March 31, 2001.

         k) At the Effective Time, Buyer agrees to offer Robert W. King a Consulting and Non-competition Agreement in the form heretofore agreed by the parties.

         l) Buyer will not be responsible for any employee benefits of Seller except as expressly set forth in this Agreement.

Section 5.11 Indemnification.

         a) From and after the Effective Time through the sixth anniversary thereof, or until the final disposition of such claim (as herein defined) with respect to any claim asserted on or before the sixth anniversary of the Effective Time, and except as limited, conditioned or prohibited by laws, rules, regulations or orders to which Buyer is subject at the time such payments are to be made, Buyer agrees to indemnify, defend and hold harmless each present and former director and officer of Seller and its Subsidiaries determined as of the Closing Date (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Buyer, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Effective Time (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of Seller or any of its subsidiaries, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the fullest extent to which directors and officers of Seller are entitled under Delaware law, Seller's certificate of incorporation and bylaws, or other applicable law as in effect on the date hereof (and Buyer shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible to a Delaware corporation under Delaware law and Seller's certificate of incorporation and bylaws as in effect on the date hereof, except to the extent such advances are limited, conditioned or prohibited by laws, rules, regulations or orders to which Buyer is subject at

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Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


the time such payments are to be made; provided, that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification). All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final non-appealable disposition of such Claim.

         b) Any Indemnified Party wishing to claim indemnification under Section 5.11a), upon learning of any Claim, shall promptly notify Buyer, but the failure to so notify shall not relieve Buyer of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Buyer. Any Indemnified Party having actual knowledge of a Claim on or before the Effective Date shall give notice to Buyer and to Seller's directors' and officers' liability insurance carrier and shall take all actions necessary to preserve rights to indemnification under such policy, but the failure to so notify or pursue such claim shall not relieve Buyer of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Buyer. In the event of any Claim, (1) Buyer shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and upon such assumption shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof; except that, if Buyer elects not to assume such defense, the Indemnified Parties may retain counsel satisfactory to them, or if counsel for the Indemnified Parties also represents Buyer and advises that there are issues which raise conflicts of interest between Buyer and the Indemnified Parties which the parties cannot reasonably agree to waive, Buyer shall retain independent counsel reasonably satisfactory to the Indemnified Parties, and Buyer shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided further that Buyer shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (2) the Indemnified Parties will cooperate in the defense of any such Claim and (3) Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld).

         c) In the event Buyer or any of its successors or assigns (1) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (2) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Buyer assume the obligations set forth in this Section
5.11. The term "Buyer" shall include such successors and assigns at each place the term is used in these indemnification provisions.

         d) The provisions of this Section 5.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs, estate and personal representatives to the extent that each is liable or alleged to be liable for a Claim as a successor to the Indemnified Party.

Section  5.12 Acquisition  Sub.

Prior to the Effective Time, Buyer will take any and all necessary action to cause (i) Acquisition Sub to become a direct wholly-owned subsidiary of Buyer and (ii) the directors and the stockholder of Acquisition Sub to approve the transactions contemplated by this Agreement.

                     Article VI. Conditions to Consummation

Section 6.01 Conditions to Each Party's Obligations.
The respective obligations of each party to effect the Merger and any other transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


         a) This Agreement shall have been approved by the requisite vote of Seller's stockholders in accordance with applicable laws and regulations.

         b) The Requisite Regulatory Approvals, the consent of the OTS and any other required waivers of regulatory or governmental bodies with respect to this Agreement and the transactions contemplated hereby shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired; and all other consents, waivers and approvals of any third parties which are necessary to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or made except for those the failure to obtain would not have a Material Adverse Effect (i) on Seller and its Subsidiaries taken as a whole or (ii) on Buyer and its Subsidiaries taken as a whole. No such approval or consent shall have imposed any condition or requirement that would so materially and adversely impact the economic or business benefits to Buyer or Seller of the transactions contemplated hereby that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.


         c) No party hereto shall be subject to any order, decree, ruling or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger or any transactions contemplated by this Agreement.

         d) No statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or any other transactions contemplated by this Agreement.

Section 6.02 Conditions to the Obligations of Buyer.
The obligations of Buyer to effect the Merger and any other transactions contemplated by this Agreement shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Buyer:

         a) The obligations of Seller required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all respects, except as to the failure to perform an obligation or obligations that would not result in a Material Adverse Effect on Seller and its Subsidiaries taken as a whole, and the representations and warranties of Seller contained in this Agreement shall be true and correct, subject to Section 3.01 and Section 3.02, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), and Buyer shall have received a certificate to the foregoing effect signed by the president and the chief financial officer of Seller.

         b) Buyer shall have received the opinion of counsel of Seller with respect to those matters set forth on Exhibit B hereto in form and substance reasonably satisfactory to Buyer.

Section 6.03 Conditions to the Obligations of Seller.

The obligations of Seller to effect the Merger, and any other transactions contemplated by this Agreement shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Seller:

         a) The obligations of Buyer required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all respects, except as to the failure to perform an obligation or obligations that would not result in a Material Adverse Effect on Buyer and its Subsidiaries taken as a whole, and the representations and warranties of Buyer contained in this Agreement shall be true and correct, subject to

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


Section 3.01 and Section 3.02, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), and Seller shall have received a certificate to the foregoing effect signed by the president and the chief financial officer of Buyer.

         b) Buyer shall have deposited or caused to be deposited, in trust with the Paying Agent, an amount of cash equal to the aggregate Merger Consideration that the Seller stockholders shall be entitled to receive at the Effective Time pursuant to Section 1.02 of the Agreement.

                          Article VII. Data Processing

Section 7.01 Sample Data. At a date prior to Closing agreed upon between Buyer and Seller, Seller shall provide to Buyer, a machine-readable data tape of all of Seller S&L's loan and deposit accounts, together with a written description of the file, record, and field data types and formats, to allow Buyer to prepare for a data processing conversion. The data tape shall include summary interest accrual and payment information for the current year to date, except that the name and address information may, at Seller's option, be encoded in such a way that the actual identities of Seller S&L's customers cannot be determined.

Section 7.02 Information for Check Ordering. After receipt of the Requisite Regulatory Approvals of the transactions contemplated by this Agreement, Seller shall provide to Buyer a machine-readable data tape of all of Seller S&L's deposits, including all customer name and address information, to enable Buyer to begin ordering checks, deposit slips, and other transaction items for use by its customers.

Section 7.03 Installation of Data Circuits. After the effective date of this Agreement, Seller shall cause Seller S&L to give Buyer reasonable access to Seller S&L's locations during normal business hours for the purposes of installing and testing data circuits and data processing equipment, provided that the location, installation, and testing of said circuits and equipment shall not be permitted to disrupt Seller S&L's normal daily functions and operation. In the event that this Agreement is terminated without consummation of the planned transactions, Buyer shall remove its data processing equipment and circuits within 30 days after the termination and shall repair promptly any damage done to Seller S&L's property during the installation or removal, all at Buyer's sole expense.

                           Article VIII. Termination

Section 8.01 Termination. This Agreement may be terminated, and the Merger abandoned, at or prior to the Effective Time, either before or after any requisite stockholder approval:

         a) by the mutual consent of Buyer and Seller in a written instrument, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board; or

         b) by Buyer or Seller, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of the failure of the stockholders of Seller to approve the Agreement at the Stockholder Meeting; or

         c) by Buyer or Seller,  by written notice to the other party, if either
(i) any approval, consent or waiver of a governmental agency required to permit consummation of the transactions contemplated hereby shall have been unappealably denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

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Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


         d) by Buyer or Seller, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by May 31, 2001, unless the failure to so consummate by such time is due to the material breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; or

         e) by Buyer or Seller (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of (i) a failure to perform or comply by the other party with any covenant or agreement of such other party contained in this Agreement, which failure or non-compliance has a Material Adverse Effect in the context of the transactions contemplated by this Agreement, or (ii) subject to Section 3.02a), any inaccuracies, omissions or breach in the representations, warranties, covenants or agreements of the other party contained in this Agreement the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a Material Adverse Effect on such other party; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party; or

         f) by Seller, if the Board of Directors of Seller reasonably determines by vote of a majority of the members of its entire Board that an Acquisition Proposal is a Superior Proposal.

         g) by Buyer, if more than 10% of Seller's stockholders exercise dissenters' or appraisal rights under applicable law by delivering a written demand for appraisal of their shares to Seller prior to the stockholders vote on the Merger.

         h) by Buyer, if there shall have been a change in the condition of Seller between the date of Buyer's initial due diligence and the closing date which constitutes a Material Adverse Effect and Buyer shall have given written notice thereof to the Seller and within 30 days thereafter Seller shall have failed to cure such change. Buyer shall be entitled to a final due diligence review, on site, at Seller S&L's locations, during the last five (5) days prior to the Effective Time, solely for the purpose of confirming that there have been no changes since the date of Buyer's initial due diligence having a Material Adverse Effect on the condition of Seller.

         i) by Buyer, if the Requisite Regulatory Approvals are subject to conditions reasonably unacceptable to Buyer, under the standards set forth in
Section 6.01b hereof.

Section 8.02 Termination Fee. In the event that Seller terminates this Agreement pursuant to Section 8.01f) and, within 12 months after the termination of this Agreement, Seller or Seller S&L enters into a definitive agreement with the person that made the Superior Proposal then Seller shall, within 10 business days following written demand by Buyer, pay to Buyer $500,000.

Section 8.03 Effect of Termination. In the event of termination of this Agreement by either Buyer or Seller prior to the consummation of the Merger as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation hereunder, except (i) the obligations of the parties under Section 5.03 (with respect to confidentiality and the return of information), Section 8.02 and Section 10.06 shall survive any termination of this Agreement and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                     Article IX. Closing and Effective Time

Section 9.01 Effective Time. The closing of the transactions contemplated hereby ("Closing") shall take place at the offices of Buyer, unless another place is agreed to by Buyer and Seller, on a date agreed to by Buyer and Seller ("Closing Date") that is no later than 30 days following the date on

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Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


which the expiration of the last applicable waiting period in connection with notices to and approvals of governmental authorities shall occur and all conditions to the consummation of this Agreement are satisfied or waived, or on such other date as may be agreed to by the parties. Prior to the Closing Date, Acquisition Sub and Seller shall execute a Certificate of Merger in accordance with all appropriate legal requirements, which shall be filed as required by law on the Closing Date, and the Merger provided for therein shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Delaware (the "Effective Time").

Section 9.02 Deliveries at the Closing. Subject to the provisions of Article VI and Article VIII, on the Closing Date there shall be delivered to Buyer and Seller the documents and instruments required to be delivered under Article VI.

                        Article X. Certain Other Matters

Section 10.01 Certain Definitions; Interpretation. As used in this Agreement, the following terms shall have the meanings indicated:

         a) "Affiliate" means any person (a) which directly or indirectly controls, or is controlled by, or is under common control with any other person or any Subsidiary of that other person; (b) which directly or beneficially owns or controls 5% or more of any class of voting stock of another person or any Subsidiary of that other person; or (c) of which 5% or more of any class of voting stock is owned directly or beneficially by any other person or any Subsidiary of that other person.

         b) "person" includes an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization.

         When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

Section 10.02 Survival. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including Section 5.03 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.

Section 10.03 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived in writing by the party benefited by the provision or (ii) amended or modified at any time by an agreement in writing between the parties hereto except that, after the vote by the stockholders of Seller, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of Seller Common Stock or contravene any provision of the DGCL or the federal banking laws, rules and regulations.

Section 10.04 Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


Section 10.05 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles.

Section 10.06 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

Section 10.07 Notices. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice (in accordance with this provision) to the other party hereto.

If to Seller, to:

Robert W. King, President and CEO
Hardin Bancorp, Inc.
201 Northeast Elm Street
Hardin, Missouri 64035

With copies to:
Robert I. Lipsher, Esq.
Luse Lehman Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, N.W.
Suite 400
Washington, D.C. 20015


If to Buyer, to:

Rick L. Smalley, Co-CEO and President and
David M. Seymour, Co-CEO
Dickinson Financial Corporation
1100 Main Street, Suite 350
Kansas City, Missouri 64105
Fax (816) 472-5211

With copies to:

Amy Dickinson Holewinski, Esq.
Dickinson Financial Corporation
1100 Main Street, Suite 350
Kansas City, Missouri 64105
Fax (816) 472-5211

Section 10.08 Entire Agreement, Etc. This Agreement, together with the Disclosure Letters, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for Section
5.12 which confers rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 10.09 Specific Performance. Buyer and Seller agree that the franchise value of Seller S&L represents a unique asset and that the failure of either party to perform the terms of this Agreement would cause irreparable harm for which monetary damages would be totally

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000


inadequate. Therefore, either party shall be entitled to specific performance of the terms of this Agreement. Nothing contained in this Agreement, however, shall be deemed as granting to Buyer control over Seller or Seller S&L until such time as the Requisite Regulatory Approvals have been granted. Until the Requisite Regulatory Approvals have been received, a breach of this Agreement by either party may be remedied only by an action for money damages.

Section 10.10 Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                             DICKINSON FINANCIAL CORPORATION

                                             By:  /s/ Rick L. Smalley
                                                ----------------------------
                                             Name: Rick L. Smalley
                                                  --------------------------
                                             Title: President
                                                   -------------------------



                                             HARDIN BANCORP, INC.

                                             By:   /s/ Robert King
                                                 --------------------------
                                             Name:    Robert King
                                                  -------------------------
                                                        President

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000



                                    EXHIBIT A

                 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

Name                              Position

Ann K. Dickinson                  Chairman and Director

Paul H. Shepherd                  Vice Chairman, General Counsel & Director

Rick L. Smalley                   President, Co-CEO, COO & Director

David M. Seymour                  Executive Vice President, Co-CEO & Director

Amy Dickinson Holewinski          Vice President and Director

Daniel L. Dickinson               Vice President and Director

Robinette R. Spooner              Secretary

Dennis P. Ambroske                Treasurer

Agreement and Plan of Merger - Hardin Bancorp, Inc.             October 25, 2000



                                    EXHIBIT B

                       LEGAL OPINION OF COUNSEL TO SELLER

         1. Seller is a corporation validly existing and in good standing under the laws of the State of Delaware and is registered as a savings and loan holding company under the Home Owners' Loan Act, as amended.

         2. Seller S&L is a stock savings association validly existing under the laws of the United States of America.

         3. (i) The authorized capital stock of Seller consists of 3,500,000 shares of Seller Common Stock, par value $.01 per share, and 500,000 shares of preferred stock, par value $.01 per share. As of the date of this Agreement (A) 1,058,000 shares of Seller Common Stock had been issued, of which 731,453 shares were issued and outstanding, (B) no shares of Seller preferred stock were issued and outstanding, and (C) 326,547 shares of Seller Common Stock were held by Seller in its treasury or by its Subsidiaries. The authorized capital stock of Seller S&L consists of 3,500,000 shares of common stock, par value $.01 per share, and 500,000 shares of preferred stock. As of the date of this Agreement, 1,058,000 shares of such common stock were outstanding, no shares of such preferred stock were outstanding and all outstanding shares of such common stock were, and as of the Effective Time will be, owned both legally and beneficially by Seller. All outstanding shares of capital stock of Seller are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares of Seller held by Seller in its treasury or by its Subsidiaries and shares of Seller S&L, are free and clear of all liens, claims, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws), and to counsel's actual knowledge there are no agreements or understandings with respect to the voting or disposition of any such shares. (ii) To counsel's actual knowledge, no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote of Seller are issued or outstanding.

         4. The execution, delivery and performance by Seller of the Merger Agreement is within Seller's corporate power and authority and have been duly authorized by all necessary actions on the part of Seller, Seller's shareholders, and the Office of Thrift Supervision.

         5. The Merger Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (subject to customary qualifications).

         6. The execution, delivery and performance of the Merger Agreement by Seller will not constitute (i) a violation of applicable provisions of statutory law or regulation or any judgment, decree or order disclosed in Seller's Disclosure Letter to which Seller or any of its Subsidiaries is subject or (ii) a violation of the certificate of incorporation or bylaws of Seller or the similar organizational documents of any of its Subsidiaries.

                                    Exhibit C

                               AGREEMENT TO MERGE

                                     Between

                       BANK MIDWEST, NATIONAL ASSOCIATION

                                       And

                           HARDIN FEDERAL SAVINGS BANK

                              Under the charter of

                 BANK MIDWEST, NATIONAL ASSOCIATION (No. 22015)

                               under the title of

                       BANK MIDWEST, NATIONAL ASSOCIATION

         THIS AGREEMENT (the "MergerAgreement") is entered into by the following associations:

Bank Midwest, National Association, (Buyer Bank), a banking association organized under the laws of the United States of America, located at 1100 Main Street, Kansas City, Jackson County, Missouri 64105, with a capital of $30 million, divided into 300,000 shares of common stock, each of $100 par value, surplus of $________ million, undivided profits and capital reserves of $_______ million, as of ____________, 2000;

Hardin Federal Savings Bank ("Seller S&L"), a savings and loan association organized under the laws of the United States of America, located at 201 N.E. Elm Street, Hardin, ______ County, Missouri 64035, with a capital of $_________, divided into _________ shares of common stock, each of $.01 par value, surplus of $__________, undivided profits and capital reserves of $_________, as of _____________, 2000;


Each of the constituent associations is acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors in the case of Buyer Bank, and a two-thirds vote in the case of Seller S&L, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 USC ss.215(a) and (c)).

         IN CONSIDERATION of the recitals above, of the mutual covenants and agreements set forth below, of One Dollar in hand paid by each party to the other, and of other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows, intending to be legally bound:

         1. NATURE OF TRANSACTION. Upon the effective time of the merger, and subject to all the terms and conditions of this agreement, Seller S&L will be merged into Buyer Bank under the charter of Buyer Bank.

         2. NAME OF RESULTING ASSOCIATION. The name of the resulting association (the "Association") shall be Bank Midwest, National Association.

         3. BUSINESS OF ASSOCIATION. The business of the Association shall be that of a national banking association. This business shall be conducted by the Association at its main office, which shall be located at 1100 Main Street, Kansas City, Missouri 64105, and at its legally established branches.

         4. CAPITAL STOCK. The amount of the capital stock of the Association after consummation of the merger shall be $____ million, divided into 300,000 shares of common stock, each of $100 par value, and at the time the merger shall become effective, the Association shall have surplus of not less than $___ million, and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of the merging associations as stated in the preamble of this agreement, adjusted however, for normal earnings and expenses (and if applicable, any purchase accounting adjustments) between ________, 2000 and the effective date of the merger.

         5. VESTING OF ASSETS AND LIABILTIES. Upon the effective date of the merger, and subject to all the terms and conditions of this agreement, all assets of Seller S&L as they exist on the effective date of the merger shall pass to and vest in Buyer Bank without any conveyance or other transfer, and Buyer Bank shall be responsible thereafter for all of the liabilities of Seller S&L of every kind and description, including liabilities arising from the operation of a trust department of each of the merging associations, as they exist on the effective date of the merger.

         6. LIQUIDATION ACCOUNT. For purposes of granting a limited priority claim to the assets of the Association in the unlikely event (and only upon such event) of a complete liquidation of the Association to persons who continue to maintain savings accounts with the Association after the Bank Merger, and who, immediately prior to the Merger had a subaccount balance (as described in 12 C.F.R. ss. 563b.3(f)(4)) with respect to any liquidation account of Seller S&L, the Association shall, at the time of the Bank Merger, establish a liquidation account(s) in an amount equal to the liquidation account(s) of Seller S&L immediately prior to the Effective time of the merger, which liquidation account(s) shall participate pari passu with any other liquidation accounts of the Association. If the balance in any savings account to which a subaccount balance relates at the close of business on the last day of any fiscal year of the Association after the effective time of the merger is less than the balance in such savings account at the effective time of the merger or at the close of business on the last day of any other fiscal year of the Association after the effective time of the merger, such subaccount balance shall be reduced in an amount proportionate to the reduction in such savings account balance. No subaccount balance shall be increased, notwithstanding any increase in the balance of the related savings account. If such related savings account is closed, such subaccount shall be reduced to zero upon such closing. In the event of a complete liquidation of the Association, and only in such event, the amount distributable to each account holder will be determined in accordance with the OTS rules and regulations pertaining to conversions by savings and loan associations from mutual to stock form of organization, on the basis of such account holder's subaccount balance with the Association at the time of its liquidation. No merger, consolidation, purchase of bulk assets with assumption of savings accounts and other liabilities, or similar transaction, whether or not the Association is the surviving institution, will be deemed to be a complete liquidation for this purpose, and, in any such transaction, the liquidation account shall be assumed by the surviving institution.

         7. CONVERSION OF SHARES--MERGER. Upon the effective date of the merger, subject to all the terms and conditions of this agreement, the existing common stock of the constituent associations shall be converted into new stock of Buyer Bank on a book value to book value basis, adjusted to result in 300,000 shares of the resulting Association outstanding, as follows:

                  7.1 SELLER S&L SHARES. Each outstanding share of Seller S&L shall be converted into _________ new shares of Buyer Bank, rounded to the nearest whole share without payment for any fractional shares upon consummation of this merger.

                  7.2 BUYER BANK SHARES. Each share of Buyer Bank shall be converted into ____________ new shares of Buyer Bank, rounded to the nearest whole share without payment for any fractional shares upon consummation of this merger.

         8. BOARD OF DIRECTORS. The present board of directors of Buyer Bank (named on Exhibit A) shall serve as the board of directors of the Association until the next annual meeting or until such time as their successors have been elected and have qualified.

         9. ARTICLES OF ASSOCIATION. The Articles of Association attached as Exhibit B shall be the Articles of the resulting Association.

         10. EFFECTIVE TIME OF MERGER. This merger shall become effective on the date and time specified in a merger approval to be issued by the Comptroller of the Currency of the United States of America ("OCC").

         11. CONDITIONS PRECEDENT. The respective obligations of each party to effect the merger shall be subject to the satisfaction of the following conditions:

                  11.1 Consummation of the Holding Company Merger. A merger between Hardin Bancorp, Inc. ("Seller") and an acquisition subsidiary of Dickinson Financial Corporation ("Acquisition Sub"), shall have been consummated in accordance with the Agreement and Plan of Merger, dated as of October ___, 2000 (the "Holding Company Merger Agreement"), by and between Seller and Dickinson Financial Corporation.

                  11.2 Stockholder Approvals. This Agreement and the transactions contemplated hereby shall have been duly approved, ratified and confirmed by the unanimous written consent of the stockholders of Buyer Bank and Seller S&L.

                    11.3 Other Approvals and Notifications. The enforceability of all aspects of this agreement are subject to the express condition precedent that the required approvals and clearances of all state and federal regulatory agencies must be received regarding all transactions contemplated by or associated with this agreement, or any other applicable federal or state regulators, and all applicable waiting periods must have expired without regulatory or legal challenge of the planned transactions.

                    11.4 No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger shall be in effect.

         12. TERMINATION OF AGREEMENT. This agreement may be terminated as follows:

                  12.1 Termination of Holding Company Merger Agreement. This Agreement shall be terminated immediately and without any further action on the part of Seller S&L or Buyer Bank upon any termination of the Holding Company Merger Agreement.

                  12.2 Mutual Agreement. The parties to this agreement may terminate the agreement by mutual agreement of Seller S&L and Buyer Bank at any time.

                  12.3 Regulatory Disapproval. Either party may terminate this agreement by written notice to the other party if any regulatory agency whose approval is required disapproves this transaction, unless an appropriate appeal or challenge to the disapproval is initiated within 30 days after the disapproval and pursued diligently, to a conclusion.

                  12.4 Lapse of Time. Either party may terminate this agreement by written notice to the other party if the transactions contemplated herein have not been approved on or before May 31, 2001.

                  12.5 Effect of Termination. In the event of termination of this Agreement as provided herein, this Agreement shall forthwith become void and there shall be no liability or obligation under this Agreement on the party of Seller S&L, Buyer Bank or their respective officers, directors or affiliates, except that no party shall be relieved or released from any damages or liabilities arising out of any willful breach of this Agreement.

         13. AMENDMENT. This agreement may be amended by the parties hereto in writing signed on behalf of each of the parties hereto.

         14. MISCELLANEOUS. a) Neither this Agreement or any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party. b) This agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument. c) Headings are inserted into this agreement for convenience only and shall not be considered in construing any provision. d) This agreement has been negotiated and executed in, and shall be performed in, the State of Missouri and shall be governed by its internal laws, except to the extent that federal banking law controls. e) Except as provided herein, each party shall pay its own professional expenses for any advisers required for the execution of this agreement. f) Any notice required by this agreement shall have been properly given if, and shall be effective when, personally delivered, sent by certified mail or nationally-known private overnight carrier, or transmitted by facsimile or telegraph, postage or transmission costs pre-paid, to the address of the party to receive the notice as given at the beginning of the agreement. g) This agreement constitutes the entire agreement of the parties and supercedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. h) Time shall be of the essence in the performance of this agreement, but no delay in enforcing any right or remedy under this agreement shall be construed to be a waiver of that or any other right or remedy. i) The provisions of this agreement are separable. The invalidity or illegality of any provision shall not be a bar to the enforcement of any other provision. j) All exhibits and attachments to this agreement are incorporated into the agreement by reference as if fully set forth herein. k) This agreement may be adopted, certified and executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when all counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         IN WITNESS WHEREOF, the signatures and seals of the merging associations this _____ day of ________, 2000, each set by its president or a vice president and attested to by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority vote in the case of Buyer Bank, and a two-thirds vote in the case of Seller S&L.


Attest:                             BANK MIDWEST, NATIONAL ASSOCIATION

                                    By:__________________________________
                                         David M. Seymour, President
-----------------
Secretary

Attest:                             HARDIN FEDERAL SAVINGS BANK

                                    By:__________________________________
                                         Robert King, President
------------------
Secretary


STATE OF ________________)
                         )ss:
COUNTY OF _______________)

On this ______ day of ________, 2000, before me, a notary public for this state and county, personally came David M. Seymour, as president, and __________________ as secretary, of Bank Midwest, National Association, and each in his/her capacity acknowledged this instrument to be the act and deed of the association.

WITNESS my official seal and signature this day and year aforesaid.

                                          _________________________________

(Seal of Notary)                          Notary Public, ___________ County
                                          My commission expires ___________

STATE OF ________________)
                         )ss:
COUNTY OF _______________)

On this ______ day of ________, 2000, before me, a notary public for this state and county, personally came Robert King, as president, and __________ as secretary, of Hardin Federal Savings Bank, and each in his/her capacity acknowledged this instrument to be the act and deed of the association.

WITNESS my official seal and signature this day and year aforesaid.

                                           _________________________________
(Seal of Notary)
                                           Notary Public, ___________ County
                                           My commission expires ___________